EXHIBIT 4.1

                                  STRONG FUNDS
                       DEFINED CONTRIBUTION PLAN AND TRUST
                             Basic Plan Document #04

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                                TABLE OF CONTENTS


ARTICLE I       DEFINITIONS................................1


ARTICLE II      TOP HEAVY PROVISIONS ADMINISTRATION.......10

   2.1   Top Heavy Plan Requirements......................11
   2.2   Determination of Top Heavy Status................11
   2.3   Powers and Responsibilities of the Employer......13
   2.4   Designation of Administrative Authority..........14
   2.5   Allocation and Delegation of Responsibilities....14
   2.6   Powers and Duties of the Administrator...........14
   2.7   Records and Reports..............................15
   2.8   Appointment of Advisers..........................15
   2.9   Information from the Employer....................15
   2.10  Payment of Expenses..............................15
   2.11  Majority Actions.................................16
   2.12  Claims Procedure.................................16
   2.13  Claims Review Procedure..........................16

ARTICLE III     ELIGIBILITY...............................16

   3.1   Conditions of Eligibility........................16
   3.2   Effective Date of Participation..................16
   3.3   Determination of Eligibility.....................17
   3.4   Termination of Eligibility.......................17
   3.5   Omission of Eligible Employee....................17
   3.6   Inclusion of Ineligible..........................17
   3.7   Election Not to Participate......................17
   3.8   Control of Entities by Owner-Employee............17

ARTICLE IV      CONTRIBUTION AND ALLOCATION...............18

   4.1   Formula for Determining Employer's Contribution..18
   4.2   Time of Payment of Employer's Contributions......18
   4.3   Allocation of Contribution, Forfeitures and
         Earnings.........................................18
   4.4   Maximum Annual Additions.........................22
   4.5   Adjustment for Excessive Annual Additions........28
   4.6   Rollover Contributions...........................28
   4.7   Transfers from Qualified Plans...................28
   4.8   Voluntary Employee Contributions.................29
   4.9   Directed Investment Account......................30
   4.10  Qualified Voluntary Employee Contributions.......30
   4.11  Actual Contribution Percentage Tests.............30
   4.12  Integration in More Than One Plan................30
   4.13  Veterans' Reemployment Rights....................30

ARTICLE V       VALUATIONS................................31

   5.1   Valuation of the Trust Fund......................31
   5.2   Method of Valuation..............................31

ARTICLE VI   DETERMINATION AND DISTRIBUTION OF BENEFITS...31

   6.1   Determination of Benefits Upon Retirement........31
   6.2   Determination of Benefits Upon Death.............31
   6.3   Determination of Benefits in Event of Disability.32
   6.4   Determination of Benefits Upon Termination.......32
   6.5   Distribution of Benefits.........................34
   6.6   Distribution of Benefits Upon Death..............38
   6.7   Time of Segregation or Distribution..............40
   6.8   Distribution for Minor Beneficiary...............41
   6.9   Location of Participant or Beneficiary Unknown...41
   6.10  Pre-retirement Distribution......................41
   6.11  Advance Distribution for Hardship................41
   6.12  Alternate Payee Benefits and Distributions.......42
   6.13  Special Rule for Profit Sharing Plans............42

ARTICLE VII     TRUSTEE...................................42

   7.1   Basic Responsibilities of the Trustee............42
   7.2   Investment Powers and Duties of the Trustee......43
   7.3   Other Powers of the Trustee......................44
   7.4   Loans to Participants............................45
   7.5   Duties of the Trustee Regarding Payments.........46
   7.6   Trustee's Compensation and Expenses and Taxes....46
   7.7   Annual Report of the Trustee.....................47
   7.8   Audit............................................47
   7.9   Resignation, Removal and Succession of Trustee...47
   7.10  Transfers and Direct Rollovers...................48
   7.11  Trustee Indemnification..........................49
   7.12  Employer Securities and Real Property............49
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ARTICLE VIII    AMENDMENT, TERMINATION, AND MERGERS.......49

   8.1   Amendment........................................49
   8.2   Termination......................................50
   8.3   Merger or Consolidation..........................50

ARTICLE IX      MISCELLANEOUS.............................50

   9.1   Employer Adoptions...............................50
   9.2   Participant's Rights.............................50
   9.3   Alienation.......................................50
   9.4   Construction of Plan.............................51
   9.5   Gender and Number................................51
   9.6   Legal Action.....................................51
   9.7   Prohibition Against Diversion of Funds...........51
   9.8   Bonding..........................................51
   9.9   Employer's and Trustee's Protective Clause.......52
   9.10  Insurer's Protective Clause......................52
   9.11  Receipt and Release for Payments.................52
   9.12  Action by the Employer...........................52
   9.13  Named Fiduciaries and Allocation of
         Responsibility...................................52
   9.14  Headings.........................................52
   9.15  Approval by Internal Revenue Service.............53
   9.16  Uniformity.......................................53
   9.17  Payment of Benefits..............................53

ARTICLE X       PARTICIPATING EMPLOYERS...................53

   10.1  Election to Become a Participating Employer......53
   10.2  Requirements of Participating Employers..........53
   10.3  Designation of Agent.............................54
   10.4  Employee Transfers...............................54
   10.5  Participating Employer's Contribution and
         Forfeitures......................................54
   10.6  Amendment........................................54
   10.7  Discontinuance of Participation..................54
   10.8  Administrator's Authority........................54
   10.9  Participating Employer Contribution for
         Affiliate........................................54

ARTICLE XI      CASH OR DEFERRED PROVISIONS...............55

   11.1  Formula for Determining Employer's Contribution..55
   11.2  Participant's Salary Reduction Election..........55
   11.3  Allocation of Contribution, Forfeitures and
         Earnings.........................................57
   11.4  Actual Deferral Percentage Tests.................59
   11.5  Adjustment to Actual Deferral Percentage Tests...60
   11.6  Actual Contribution Percentage Tests.............62
   11.7  Adjustment to Actual Contribution Percentage
         Tests............................................63
   11.8  Advance Distribution for Hardship................66


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                                   ARTICLE I

                                  DEFINITIONS

As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:

1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2 "Administrator" means the person(s) or entity designated by the Employer pursuant to section 2.4 to administer the Plan on behalf of the Employer.

1.3 "Adoption Agreement" means the separate Agreement which is executed by the Employer and accepted by the Trustee which sets forth the elective provisions of this Plan and Trust as specified by the Employer.

1.4 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code ss.414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code ss.414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code ss.414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code ss.414(o).

1.5 "Aggregate Account" means with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of section 2.2.

1.6 "Anniversary Date" means the last day of the Plan Year specified in the Adoption Agreement.

1.7 "Beneficiary" means the person or persons to whom a share of a deceased Participant's interest in the Plan is payable, subject to the restrictions of sections 6.2 and 6.6. A Participant's Beneficiary shall be their spouse, if any, unless the Participant designates a person or persons other than their spouse as Beneficiary with the spouse's written consent.

         If no Beneficiary has been designated pursuant to the provisions of this Plan, or if no Beneficiary survives the Participant and there is no surviving spouse, the Beneficiary under the Plan shall be the deceased Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to them in full, and if no other Beneficiary has been designated to receive the balance of the distribution in such event, the estate of the deceased Beneficiary shall be the Beneficiary for the balance of the distribution.

1.8 "Benefiting" means benefiting under the Plan for any Plan Year during which a Participant received or is deemed to receive an allocation in accordance with Regulation ss.1.410(b)-3(a).

1.9 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.10 "Compensation" with respect to any Participant means one of the following as elected in the Adoption Agreement. However, Compensation for any Self-Employed Individual shall be equal to their Earned Income.

         (a) Information required to be reported under ss.ss.6041, 6051 and 6052 (Wages, Tips and Other Compensation Box on Form W-2).
                  Compensation is defined as wages, as defined in Code ss.3401(a), and all other payments of Compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code
                  ss.ss.6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code ss.3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in ss.3401(a)(2).

         (b) ss.3401(a) Wages. Compensation is defined as wages within the meaning of Code ss.3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2)).

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         (c)      415  Safe-Harbor  Compensation.  Compensation  is  defined  as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid
                  salesmen,   compensation  for  services  on  the  basis  of  a
                  percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulationss.1.62-2(c)), and excluding the following:

                  (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in ss.403(b) of the Internal Revenue Code (whether or not the contributions are actually excludable from the gross income of the Employee).

                           If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the Plan then in effect.

                           In addition, if specified in the Adoption Agreement, Compensation for all Plan purposes shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code ss.ss.125, 402(e)(3), 402(h)(1)(B), or 403(b).

                           For years beginning on or after January 1, 1989, and before January 1, 1994, Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code ss.415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code ss.414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan is integrated), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation. For Plan Years beginning on or after January 1, 1994, the annual Compensation for each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with ss.401(a)(17)(B) of

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                           the  Internal   Revenue  Code.   The   cost-of-living
                           adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                           If compensation for any prior determination period is taken into account in determining a participant's allocations for the current plan year , the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period . For this purpose, in determining allocations in plan years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

1.11 "Contract" or "Policy" means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

1.12 "Contribution Period" means the regular period specified by the Employer in the Adoption Agreement for which the Employer shall make Employer contributions, if any, and the regular period specified by the Employer in the Adoption Agreement for which Participants may make Employee Contributions, if any.

1.13 "Deferred Compensation" means, with respect to any Participant, that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to section 11.2.

1.14 "Early Retirement Date" means the date specified in the Adoption Agreement on which a Participant or Former Participant has satisfied the age and service requirements specified in the Adoption Agreement (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at their Early Retirement Age.

         A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be fully vested and entitled to elect an Early Retirement benefit under this Plan.

1.15 "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code ss.404. In addition, for Plan Years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the Employer by Code ss.164(f).

1.16 "Elective Deferral Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election pursuant to section 11.2, excluding any such amounts distributed as "excess annual additions" pursuant to section 4.4. Elective Deferral Contributions shall be subject to the requirements of sections 11.2(b) and 11.2(c) and shall further be required to satisfy the discrimination requirements of Regulation ss.1.401(k)-1(b)(3), the provisions of which are specifically incorporated herein by reference.

1.17 "Eligible Employee" means any Employee eligible to participate in the Plan pursuant to the provisions elected in the Adoption Agreement.

1.18 "Employee" means any employee of the Employer maintaining the plan or of any other employer required to be aggregated with such Employer underss.ss.414(b), (c), (m) or (o) of the Code.

         The term Employee shall also include any Leased Employee deemed to be an employee of any Employer described in the previous paragraph as provided in ss.ss. 414(n) or (o) of the Code.

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

1.19 "Employer" means the entity specified in the Adoption Agreement, any Participating Employer (as defined in section 10.1) which shall adopt this Plan, any successor which shall maintain this Plan, and any predecessor which has maintained this Plan.

1.20 "Excess Compensation" means, with respect to a Plan that is integrated with Social Security, a Participant's Compensation which is in excess of the Integration Level set forth in the Adoption Agreement.

1.21 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Deferral Contributions, and Qualified Nonelective Contributions and Qualified Matching Contributions treated as Elective Deferral Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under section 11.4(a).

1.22 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such
         Participant's Deferred Compensation and the Elective Deferral Contributions pursuant to section 11.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code ss.402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to section 4.4 when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year.

1.23 "Family Member" means, with respect to an affected Participant, such Participant's spouse, and such Participant's lineal descendants and ascendants and their spouses, all as described in Code ss.414(q)(6)(B).

1.24 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

1.25 "Fiscal Year" means the Employer's accounting year as specified in the Adoption Agreement.

1.26 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

         (a)      the   distribution   of  the  entire   Vested   portion  of  a
                  Participant's Account, or

         (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Breaks in Service.

         Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of their Vested benefit upon their termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.27 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.28 "414(s) Compensation" with respect to any Employee means their Compensation as defined in section 1.9. However, for purposes of this section, Compensation shall be Compensation paid and, if selected in the Adoption Agreement, shall only be recognized as of an Employee's effective date of participation. If, in connection with the adoption of any amendment, the definition of "414(s) Compensation" has been modified, then for Plan Years prior to the Plan Year which includes the adoption date of such amendment, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

1.29 "415 Compensation" means compensation as defined in section 4.4(f)(2). If, in connection with the adoption of any amendment, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

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1.30     "Highly  Compensated  Employee"  means an  Employee  described  in Code
         ss.414(q)  and  the  Regulations  thereunder  and  generally  means  an
         Employee  who   performed   services   for  the  Employer   during  the
         "determination year" and is in one or more of the following groups:

         (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in section 1.37(c).

         (b)      Employees   who  received   "415   Compensation"   during  the
                  "look-back year" from the Employer in excess of $75,000.

         (c)      Employees   who  received   "415   Compensation"   during  the
                  "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

         (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code ss.416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code ss.415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of three
                  (3) employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code ss.415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

         (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

         The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. However, if the 5.6 Plan Year is a calendar year, or if another Plan of the Employer so provides, then the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it shall be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

         For purposes of this section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code ss.ss.125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code ss.403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look back year" begins.

         In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code ss.911(d)) from the Employer constituting United States source income within the meaning of Code ss.861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code ss.ss.414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code ss.414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.31 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with section
         1.28. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code ss.414(q) definition is applicable.

1.32 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

1.33 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period;
         (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

         Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         For purposes of this section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a One-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations ss.2530.200b-2( b) and (c) are incorporated herein by reference.

         Hours of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code ss.ss.414(n) or 414(o) and the Regulations thereunder.

         Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

1.34 "Insurer" means any legal reserve insurance company which shall issue one or more policies under the Plan.

1.35 "Integration Level" means, for an integrated plan, the amount specified by the Employer in the Adoption Agreement. If the Integration Level is based on the Taxable Wage Base, and the Taxable Wage Base is amended, the Integration Level will be deemed to have been amended.

1.36 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.37 "Joint and Survivor Annuity" means an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse which is not less than 1/2, nor greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Vested interest in the Plan.

1.38 "Key Employee" means an Employee as defined in Code ss.416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of their Beneficiaries) is considered a Key Employee if they, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, have been included in one of the following categories:

         (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code ss.416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code ss.415(b)(1)(A) for any such Plan Year.

         (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code ss.415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code ss.318) both more than one-half percent interest and the largest interests in the Employer.

         (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code ss.318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code ss.ss.414(b), (c),
                  (m) and (o) shall be treated as separate employers.

         (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Codess.318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Codess.ss.414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Codess.ss.414(b), (c), (m) and (o) shall be taken into account.

                  For purposes of this section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code ss.ss.125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code ss.403(b).

1.39 "Late Retirement Date" means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election made for the Normal Retirement Date, a Participant's actual retirement after having reached their Normal Retirement Date.

1.40 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code ss.414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code ss.415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code ss.ss.125, 402(e)(3), 402(h)(1)(b), or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipients non-highly compensated workforce.

1.41 "Matching Contributions" means contributions made by the Employer to the Plan on behalf of a Participant on account of a Participant's Elective Deferral Contributions. The Employer may designate at the time of contribution that all or a portion of such Matching Contribution be treated as a Qualified Matching Contribution.

         If elected by the Employer in the Adoption Agreement, the Employer may contribute an additional Matching Contribution for each Participant at the end of each Plan Year so that the total Matching Contribution for each Participant is calculated on an annual basis.

         In the case of a partnership plan, Matching Contributions on behalf of partners are treated as Elective Deferral Contributions pursuant to the regulations under Code ss.401(k).

1.42 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan. In the case of an entity that is a non-profit entity, including a government body, the term Net Profit shall mean the entire amount of the accumulated or current operating surplus (excluding capital gains from the sale or involuntary conversion of capital or business assets) of the Employer after all expenses and charges other than (1) the contribution made by the Employer to the Plan, and (2) federal, state, or local taxes based upon or measured by income, in accordance with the generally accepted accounting principles used by the Employer.

1.43 "Nonelective Contribution" means the Employer's contributions to the Plan made in accordance with a definite formula as specified in the Adoption Agreement. The Employer may designate at the time of contribution that the Nonelective Contribution shall be treated as a Qualified Nonelective Contribution.

1.44 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

1.45 "Non-Key Employee" means any Employee or former Employee (and their Beneficiaries) who is not a Key Employee.

1.46 "Normal Retirement Age" means the age specified in the Adoption Agreement at which time a Participant shall become fully Vested in their Participant's Account.

1.47 "Normal Retirement Date" means the date specified in the Adoption Agreement on which a Participant shall become eligible to have their benefits distributed to them.

1.48 "One-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

         "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

         A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

1.49 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profits interest in the Employer.

1.50 "Participant" means any Eligible Employee who participates in the Plan as provided in section 3.2 and has not for any reason become ineligible to participate further in the Plan.

1.51 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to their total interest under the Plan resulting from:

         (a) Nonelective Contributions, if any, adjusted for any gains or losses;

         (b) Matching Contributions, if any, adjusted for any gains or losses;

         (c) Elective Deferral Contributions, if any, adjusted for any gains or losses;

         (d) Voluntary Employee Contributions, if any, adjusted for any gains or losses;

         (e) Qualified Voluntary Employee Contributions, if any, adjusted for any gains or losses;

         (f) Qualified Nonelective and Qualified Matching Contributions, if any, adjusted for any gains or losses;

         (g) Rollover Contributions, if any, adjusted for any gains or losses.

1.52 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to their total interest in the Plan and Trust resulting from the Employer's Elective Deferral Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Deferral Contributions made pursuant to section 11.2, Qualified Matching Contributions if they are deemed to be Elective Deferral Contributions, and any Qualified Nonelective Contributions.

1.53 "Plan" means this instrument (hereinafter referred to as Strong Funds Defined Contribution Plan and Trust Basic Plan Document #04) including all amendments thereto, and the Adoption Agreement as adopted by the Employer.

1.54 "Plan Year" means the 12-consecutive month period specified by the Employer in the Adoption Agreement.

1.55 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the actuarial equivalent of 100% of the Participant's Vested interest in the Plan as of the date of death.

1.56 "Qualified Matching Contributions" means Matching Contributions made by the Employer which are designated as Qualified Matching Contributions when made, and are subject to the distribution and nonforfeitability requirements of Code ss.401(k).

1.57 "Qualified Nonelective Contributions" means the Employer's contributions to the Plan and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan. The Employer must designate an Employer Contribution as a Qualified Nonelective Contribution when made. Such Qualified Nonelective Contributions are subject to the distribution and nonforfeitability requirements of Code ss.401(k).

1.58 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to their total interest under the 8.9 `Plan resulting from the Participant's tax-deductible Qualified Voluntary Employee Contributions made pursuant to section 4.10.

1.59 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or their delegate, and as amended from time to time.

1.60 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal, Early, or Late Retirement Date (see section 6.1).

1.61 "Rollover Contribution" means an amount representing all or part of a distribution from a pension or profit sharing plan meeting the requirements of Code ss.401(a) that is eligible for rollover to this Plan in accordance with the requirements set forth in Code ss.402 (including Direct Rollovers) or Code ss.408(d)(3), whichever is applicable.

1.62 "Self-Employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

1.63 "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation ("subchapter S-Corporation") under the applicable Code section.

1.64 "Short Plan Year" means, if specified in the Adoption Agreement, that the Plan Year shall be less than a 12 month period. If chosen, the following rules shall apply in the administration of this Plan. The determination of whether an Employee has completed a Year of Service for vesting and eligibility purposes shall be made in accordance with Department of Labor Regulation ss.2530.203-2(c). In addition, if this Plan is integrated with Social Security, the integration level shall also be proportionately reduced based on the number of days in the Short Plan Year.

1.65 "Taxable Wage Base" means, with respect to any year, the maximum amount of earnings which may be considered wages for such year under Codess.3121(a)(1).

1.66 "Termination of Employment" means a severance of the Employer-Employee relationship which occurs prior to a Participant's Normal Retirement Age for any reason other than Early Retirement, Total and Permanent Disability, or death.

1.67 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.68 "Top Paid Group" shall be determined pursuant to Code ss.414(q) and the Regulations thereunder and generally means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (as determined pursuant to section 1.28) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees pursuant to Code ss.414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code ss.911(d)(2)) from the Employer constituting United States source income within the meaning of Code ss.861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid
         Group:

         (a)      Employees with less than six (6) months of service;

         (b)      Employees who normally work less than 17 1/2hours per week;

         (c) Employees who normally work less than six (6) months during a year; and

         (d)      Employees who have not yet attained age 21.


                  In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.


                  The foregoing exclusions set forth in this section shall be applied on a uniform and consistent basis for all purposes for which the Code ss.414(q) definition is applicable.

1.69 "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

1.70 "Trustee" means the person or entity named in the Adoption Agreement and any successors.

1.71 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.72 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.73     "Voluntary   Employee    Contributions"    means   each   Participant's
         nondeductible voluntary contributions, if any, made pursuant to section 4.8.

1.74 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1000 Hours of Service. For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The computation period beginning after a One-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The succeeding computation periods shall begin with the first anniversary of the Employee's employment commencement date. However, if one (1) Year of Service or less is required as a condition of eligibility, then after the initial eligibility computation period, the eligibility computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.


         For vesting purposes, and all other purposes not specifically addressed in this section, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan unless specifically excluded pursuant to the Adoption Agreement.


         Years of Service and breaks in service will be measured on the same computation period.


         Years of Service with any predecessor Employer which maintained this Plan shall be recognized. Years of Service with any other predecessor Employer shall be recognized as specified in the Adoption Agreement.


         Years of Service with any Affiliated Employer shall be recognized.

                                   ARTICLE II

                       TOP HEAVY PROVISIONS ADMINISTRATION

2.1      Top Heavy Plan Requirements


         For any Plan Year in which the Plan is Top Heavy, the Plan shall provide the special vesting requirements of Code ss.416(b) pursuant to section 6.4 of the Plan and the special minimum allocation requirements of Code ss.416(c) pursuant to section 4.3(i) of the Plan.

2.2      Determination of Top Heavy Status

         (a) This Plan shall be a Top Heavy Plan for any Plan Year beginning after December 31, 1983, if any of the following conditions exists:

                  (1) If the top-heavy ratio for this Plan exceeds 60 percent and this plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

                  (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

         (b)      Top-heavy ratio means:

                  (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Codess.416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Codess.416 and the regulations thereunder.

                  (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Codess.416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (3) For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Codess.416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Codess.416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.


                  The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code ss.411(b)(1)(C).

         (c) This Plan shall be a Super Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

         (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each qualified plan of the Employer, including any Simplified Employee Pension Plan, in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other qualified plan of the Employer which enables any qualified plan in which a Key Employee participates to meet the requirements of Code ss.ss.401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.


                           In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                  (2) Permissive Aggregation Group: The Employer may also include any other plan of the Employer, including any Simplified Employee Pension Plan, not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code ss.ss.401(a)(4) and
                           410. Such group shall be known as a Permissive Aggregation Group.


                           In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                  (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                  (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

         (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

         (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit shall be based only on the interest and mortality rates specified in the Adoption Agreement.

         (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                  (1)      the  Present   Value  of  Accrued   Benefits  of  Key
                           Employees under all defined benefit plans included in the group, and

                  (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Participants.

         (h) "Valuation Date" means the last day of the Plan Year as of which account balances or Accrued Benefits are valued for purposes of calculating the Top Heavy Ratio.

2.3      Powers and Responsibilities of the Employer

         (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

         (b) The Employer shall designate one or more investment vehicles as permissible investments for the Trust Fund. Each such investment vehicle shall be either (i) an investment company registered under the Investment Company Act of 1940, which may be an investment company to which the sponsoring organization of this Plan, or an affiliate thereof, provides investment advisory or other services, (ii) a common, collective or pooled trust fund maintained by the Trustee, or (iii) a separate investment fund maintained by the Trustee that is invested primarily in stock issued by the Employer or an affiliate thereof that is readily tradable on an established securities market and that constitutes a "qualifying employer security" (as defined inss.407(d)(5) of the Act). If Participants are not authorized pursuant to section 4.9 to direct the Trustee as to the investment of their individual accounts, the Employer shall direct the Trustee as to the allocation of the assets of the Trust Fund and contributions thereto among such designated investment vehicles. The Employer may also direct that the Trustee hold in the Trust Fund insurance policies or other property transferred to the Trust Fund from a prior trustee of the Plan or a plan that has been merged with the Plan. The Plan's funding policy and method shall be that the Trust Fund and all contributions thereto shall be held and invested by the Trustee in the investment vehicles designated by the Employer and in other property the Trustee is directed to hold by the Employer or an Investment Manager.

         (c) The Employer may, in its discretion, appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

         (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.4      Designation of Administrative Authority


         The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify their acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering their written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.


         The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5      Allocation and Delegation of Responsibilities


         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.6      Powers and Duties of the Administrator


         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code ss.401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish their duties under this Plan.

         The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

         (a)      the  discretion  to determine  all  questions  relating to the
                  eligibility   of   Employees  to   participate   or  remain  a
                  Participant hereunder and to receive benefits under the Plan;

         (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder; (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust Fund;

         (d) to maintain all necessary records for the administration of the Plan;

         (e)      to  interpret  the  provisions  of the  Plan  and to make  and
                  publish  such  rules  for   regulation  of  the  Plan  as  are
                  consistent with the terms hereof;

         (f) to determine the size and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which such Contract shall be purchased;

         (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

         (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

         (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Code and Regulations thereunder;

         (j) to assist any Participant regarding their rights, benefits, or elections available under the Plan.

2.7      Records and Reports


         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8      Appointment of Advisers


         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.9      Information from the Employer


         To enable the Administrator to perform their functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10     Payment of Expenses


         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

2.11     Majority Actions


         Except where there has been an allocation and delegation of administrative authority pursuant to section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12     Claims Procedure


         Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13     Claims Review Procedure


         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to section
         2.12 shall be entitled to request the Administrator to give further consideration to their claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes their claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of their choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of their claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or their representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the original 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III

                                   ELIGIBILITY

3.1      Conditions of Eligibility


         Any Eligible Employee shall be eligible to participate hereunder on the earliest Plan Entry Date specified in the Adoption Agreement upon satisfying the requirements specified in the Adoption Agreement.

3.2      Effective Date of Participation


         An Eligible Employee who has become eligible to be a Participant shall become a Participant effective as of the Plan Entry Date specified in the Adoption Agreement. In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant shall go from a classification of an ineligible Employee to an Eligible Employee, such Employee shall become a Participant as of the date they again become an Eligible Employee. In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant shall go.14 from a classification of an Eligible Employee to an ineligible Employee and becomes ineligible to participate and has not incurred a One-Year Break in Service, such Employee shall participate in the Plan as of the date they return to an eligible class of Employees. If such Employee does incur a One-Year Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

3.3      Determination of Eligibility

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per section 2.13.

3.4      Termination of Eligibility


         In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in their interest in the Plan for each Year of Service completed while a ineligible Employee, until such time as their Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, their interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5      Omission of Eligible Employee


         If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by their Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary after the application of section 4.3(e), so that the omitted Employee receives a total amount which the said
         Employee would have received had they not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6      Inclusion of Ineligible

         Employee If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7      Election Not to Participate

         An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year. For Standardized Plans, a Participant or an Eligible Employee may not elect not to participate. Furthermore, the foregoing election not to participate shall not be available with respect to partners in a partnership.

3.8      Control of Entities by Owner-Employee

         (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other entities, this Plan and the plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code ss.ss.401(a) and (d) for the Employees of this and all other entities.

         (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code ss.ss.401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

         (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the benefits or contributions of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for them under the most favorable plan of the trade or business which is not controlled.

         (d) For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control an entity if the Owner-Employee, or two or more Owner-Employees together:

                  (1) own the entire interest in an unincorporated entity, or

                  (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

         (e) For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                                   ARTICLE IV

                           CONTRIBUTION AND ALLOCATION

4.1      Formula for Determining Employer's Contribution

         (a)      For a Money Purchase Plan

                  (1) For each Plan Year, the Employer shall make contributions on behalf of each Participant eligible to share in allocations as specified in the Adoption Agreement and section 4.3 of the Plan. All contributions by the Employer shall be made in cash or in such employer securities as is acceptable to the Trustee.

                  (2) If elected in the non-standardized Adoption Agreement, the Employer shall not contribute on behalf of a Participant who performs less than a Year of Service during any Plan Year, unless a contribution is required pursuant to section 4.3(h).

                  (3) Notwithstanding the foregoing, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code ss.404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code ss.404.

         (b)      For a Profit Sharing Plan

                  (1) For each Plan Year, the Employer shall make contributions on behalf of each Participant eligible to share in allocations as specified in the Adoption Agreement and section 4.3 of the Plan. All contributions by the Employer shall be made in cash or in such employer securities as is acceptable to the Trustee. Notwithstanding the foregoing, however, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code ss.404.

                  (2) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code ss.404.

4.2      Time of Payment of Employer's Contributions


         The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

4.3      Allocation of Contribution, Forfeitures and Earnings

         (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other valuation date, all amounts allocated to each such Participant as set forth herein.

         (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                  (1)      For an integrated Plan:

                           (i) The Employer's contribution shall be allocated to each Participant's Account, except as provided in section 4.3(f), in a dollar amount equal to 5.7% of the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that their total
                                    Compensation   plus   their   total   Excess
                                    Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.


                                    However,  in the case of any Participant who
                                    has exceeded the cumulative permitted limit,
                                    the  allocation  set forth in the  paragraph
                                    above  shall  be  based  on two  times  such
                                    Participant's  total  Compensation,   rather
                                    than   total    Compensation   plus   Excess
                                    Compensation.


                                    Regardless of the  preceding,  4.3% shall be
                                    substituted    for   5.7%   above   if   the
                                    Integration Level is more than 20% and less than or equal to 80% of the Taxable Wage Base. If the Integration Level is less than 100% and more than 80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above.

                           (ii) The balance of the Employer's contribution over the amount allocated above, if any, shall be allocated to each Participant's Account in the same proportion that their total Compensation for the Year bears to the total Compensation of all Participants for such year.

                           (iii) Except, however, if elected in the non-standardized Adoption Agreement, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless a contribution is required pursuant to section 4.3(h).

                  (2)      For a non-integrated Plan:

                           (i)      The   Employer's   contribution   shall   be
                                    allocated to each  Participant's  Account in
                                    the   same   proportion   that   each   such
                                    Participant's   Compensation  for  the  year
                                    bears to the total Compensation of all Participants for such year.

                           (ii) Except, however, if elected in the non-standardized Adoption Agreement, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless a contribution is required pursuant to section 4.3(h).

                  (3)      Overall permitted disparity limits

                           (i)      Annual overall  permitted  disparity  limit:
                                    Notwithstanding  the  preceding  paragraphs,
                                    for any plan  year this  plan  benefits  any
                                    participant   who  benefits   under  another
                                    qualified   plan  or   simplified   employee
                                    pension, as defined in section 408(k) of the
                                    Code,   maintained   by  the  employer  that
                                    provides for permitted disparity (or imputes
                                    disparity),   employer   contributions   and
                                    forfeitures will be allocated to the account of each participant who either completes more than 500 hours of service during the plan year or who is employed on the last day of the plan year in the ratio that such participant's total compensation bears to the total compensation of all participants.

                           (ii)     Cumulative    permitted   disparity   limit:
                                    Effective  for plan  years  beginning  on or
                                    after  January  1,  1995,   the   cumulative
                                    permitted  disparity limit for a participant
                                    is 35 total cumulative  permitted  disparity
                                    years.  Total  cumulative   permitted  years
                                    means the  number of years  credited  to the
                                    participant   for   allocation   or  accrual
                                    purposes   under   this   plan,   any  other
                                    qualified   plan  or   simplified   employee
                                    pension  plan  (whether  or not  terminated)
                                    ever   maintained  by  the   employer.   For
                                    purposes of determining the participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the participant has no cumulative disparity limit.

         (c) Any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated to each Participant's Account on a daily basis.

         (d) Participants' Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends or interest received on insurance contracts.

         (e) As of each Anniversary Date, any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with section 6.4(g)(2) or be used to satisfy any contribution that may be required pursuant to section 3.5 and/or 6.9. The remaining Forfeitures, if any, shall be treated in accordance with the Adoption Agreement. Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with section 4.5. Except, however, if elected in the non-standardized Adoption Agreement, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year.

         (f)      Minimum  Allocations   Required  for  Top  Heavy  Plan  Years:
                  Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if
                  (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of
                  Codess.401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

                  However, for each Non-Key Employee who is a Participant in a paired Profit Sharing Plan or 401(k) Profit Sharing Plan and a paired Money Purchase Plan, the minimum 3% allocation specified above shall be provided in the Money Purchase Plan.

                  If this is an  integrated  Plan,  then for any Top Heavy  Plan
                  Year  the  Employer's   contribution  shall  be  allocated  as
                  follows:

                  (1) An amount equal to 3% multiplied by each Participant's Compensation for the Plan Year shall be allocated to each Participant's Account. If the Employer does not contribute such amount for all Participants, the amount shall be allocated to each Participant's Account in the same proportion that their total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

                  (2) The balance of the Employer's contribution over the amount allocated under subparagraph (1) hereof shall be allocated to each Participant's Account in a dollar amount equal to 3% multiplied by a Participant's Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that their Excess Compensation bears to the total Excess Compensation of all Participants for that year. For purposes of this step, in the case of any Participant who has exceeded the cumulative disparity limit described in section 4.3(b)(3), such Participant's total Compensation for the Plan Year will be taken into account.

                  (3) The balance of the Employer's contribution over the amount allocated under subparagraph (2) hereof shall be allocated to each Participant's Account in a dollar amount equal to 2.7% multiplied by the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that their total Compensation plus their total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year. For purposes of this step, in the case of any Participant who has exceeded the cumulative permitted disparity limit described in section 4.3(b)(3), two times such Participant's total Compensation for the Plan Year will be taken into account.


                           Regardless of the preceding, 1.3% shall be substituted for 2.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 2.4% shall be substituted for 2.7% above.

                  (4) The balance of the Employer's contributions over the amount allocated above, if any, shall be allocated to each Participant's Account in the same proportion that their total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.


                           For each Non-Key Employee who is a Participant in this Plan and another non-paired defined contribution plan maintained by the Employer, the minimum 3%
                           allocation specified above shall be provided as specified in the Adoption Agreement.

         (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

         (h) For any Top Heavy Plan Year, the minimum allocations set forth in this section shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; or (2), in the case of a cash or deferred arrangement, declined to make Elective Deferral Contributions to the Plan.


                  However, the minimum allocation shall be made regardless of any option selected in the Adoption Agreement, and shall be determined without regard to any social security contribution.

         (i) Notwithstanding anything herein to the contrary, in any Plan Year in which the Employer maintains both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, if the Employer maintains both a Defined Benefit and a Defined
                  Contribution Plan that are a Top Heavy Group, the top heavy minimum benefits shall be provided as follows:

                  (1)      If selected in the Adoption Agreement

                           (i) The requirements of section 2.1 shall apply except that each Non-Key Employee who is a Participant in the Profit Sharing Plan or
                                    Money Purchase Plan and who is also a Participant in the Defined Benefit Plan shall receive a minimum allocation of five percent (5%) of such Participant's "415
                                    Compensation"  from the  applicable  Defined
                                    Contribution Plan(s).

                           (ii) For each Non-Key Employee who is a Participant only in the Defined Benefit Plan the Employer will provide a minimum non-integrated benefit equal to 2% of their highest five consecutive year average "415 Compensation" for each Year of Service while a Participant in the Plan, in which the Plan is top heavy, not to exceed ten.

                           (iii) For each Non-Key Employee who is a Participant only in this Defined
                                    Contribution   Plan,   the  Employer   shall
                                    provide a contribution equal to 3% of their "415 Compensation."

                  (2)      If selected in the Adoption Agreement

                           (i) The minimum allocation specified in section 4.3(i)(1)(i) shall be 7 1/2% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

                           (ii) The minimum benefit specified in section 4.3(i)(1)(ii) shall be 3% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

                           (iii) The minimum allocation specified in section 4.3(i)(1)(iii) shall be 4% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

         (j) For the purposes of this section, "415 Compensation" shall be limited to $150,000 (adjusted in such manner as permitted under Codess.415(d)).

         (k) Notwithstanding anything herein to the contrary, any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Contributions and Forfeitures as provided in the Adoption Agreement.


                  Notwithstanding the foregoing, if this is a standardized Plan, any such terminated Participant shall share in the allocations as provided in this section provided such Participant completed more than 500 Hours of Service.

         (l) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent
                  Disability, or retirement shall share in the allocations as provided in this section regardless of whether they completed a Year of Service during the Plan Year.

         (m)      If  a  Former   Participant  is  reemployed   after  five  (5)
                  consecutive One-Year Breaks in Service, then separate accounts shall be maintained as follows:

                  (1) one account for nonforfeitable benefits attributable to pre-break service; and

                  (2)      one  account   representing  their  employer  derived
                           account   balance   in  the  Plan   attributable   to
                           post-break service.

4.4      Maximum Annual Additions

                  (a)(1)   If the  Participant  does not participate in, and
                           has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Codess.419(e)), maintained by the Employer, or an individual medical account (as defined in Codess.415(l)(2)) maintained by the Employer, or a simplified employee pension (as defined in Codess.408(k)) maintained by the Employer, which provides Annual Additions, the amount of Annual Additions which may be credited to the Participant's accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                    (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.


                    (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.


                    (4) If there is an excess amount pursuant to section 4.4(a)(3) or section 4.5, the excess will be disposed of as follows:

                           (i) Any nondeductible Voluntary Employee Contributions, to the extent they would reduce the Excess Amount, will be distributed to the Participant;

                           (ii) Any Elective Deferral Contributions, to the extent they would reduct the Excess Amount, will be distributed to the Participant;

                           (iii)    If, after the  application of  subparagraphs
                                    (i) and (ii), an Excess Amount still exists,
                                    and the  Participant  is covered by the Plan
                                    at  the  end  of the  Limitation  Year,  the
                                    Excess Amount in the  Participant's  account
                                    will   be   used    to    reduce    Employer
                                    contributions  (including  any allocation of
                                    Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

                           (iv)     If, after the  application of  subparagraphs
                                    (i) and (ii), an Excess Amount still exists,
                                    and the  Participant  is not  covered by the
                                    Plan at the end of a  Limitation  Year,  the
                                    Excess Amount will be held  unallocated in a
                                    suspense account.  The suspense account will
                                    be   applied  to  reduce   future   Employer
                                    contributions  (including  allocation of any
                                    Forfeitures) for all remaining  Participants
                                    in  the  next  Limitation   Year,  and  each
                                    succeeding Limitation Year if necessary;

                           (v) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer contributions or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

                  (b)(1) This subsection applies if, in addition to this Plan, the Participant is covered under another qualified Prototype defined contribution plan maintained by the Employer, or a welfare benefit fund maintained by the Employer, or an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, which provides Annual Additions, during any Limitation Year. The Annual Additions which may be credited to a Participant's accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and welfare benefit funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.


                    (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in section 4.4(a)(2).


                    (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.


                    (4) If, pursuant to section 4.4(b)(2) or section 4.5, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.


                    (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                           (i) the total Excess Amount allocated as of such date, times

                           (ii)     the  ratio  of  (1)  the  Annual   Additions
                                    allocated   to  the   Participant   for  the
                                    Limitation  Year as of such date  under this
                                    Plan  to  (2)  the  total  Annual  Additions
                                    allocated   to  the   Participant   for  the
                                    Limitation  Year as of such date  under this
                                    and  all   the   other   qualified   defined
                                    contribution plans.

                    (6)    Any  Excess  Amount  attributed  to this Plan will be
                           disposed   in  the   manner   described   in  section
                           4.4(a)(4).

         (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.

         (d) if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the Limitation on Allocations section of the Adoption Agreement.

                  Except, however, if the Plans are standardized paired plans, the rate of accrual in the defined benefit plan will be reduced to the extent necessary so that the sum of the Defined Contribution Fraction and Defined Benefit Fraction will equal 1.0.

         (e) For purposes of applying the limitations of Code ss.415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of section 4.4(f)(1)(2): (1) rollover contributions (as defined in Code ss.ss.402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code ss.411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code ss.411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code ss.408(k)(6).

         (f) For purposes of this section, the following terms shall be defined as follows:

                  (1) Annual Additions means the sum credited to a Participant's accounts for any Limitation Year of (1) Employer contributions, (2) effective with respect to "limitation years" beginning after December 31, 1986, Employee contributions, (3) forfeitures, (4) allocations under a simplified employee pension, (5) amounts allocated, after March 31, 1984, to an individual medical account, as defined in
                           Codess.415(l)(2), which is part of a pension or annuity plan maintained by the Employer, and (6) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Codess.419A(d)(3)) under a welfare benefit fund (as defined in Codess.419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Codess.419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Codess.415(l)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of "415 Compensation" or one-half of Employee contributions shall be considered an "annual addition."

                           For this purpose, any Excess Amount applied under sections 4.4(a)(4) and 4.4(b)(6) in the Limitation Year to reduce Employer contributions shall be considered Annual Additions for such Limitation Year.

                  (2) Compensation means a Participant's Compensation as elected in the Adoption Agreement and fully defined in Plan section 1.10. However, regardless of any selection made in the Adoption Agreement, "415 Compensation" shall exclude compensation which is not currently includible in the Participant's gross income by reason of the application of Code ss.ss.125, 402(e)(3), 402(h)(1)(B), or 403(b). For
                           limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

                           Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in ss.22(e)(3) of the Internal Revenue Code) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a Highly Compensated Employee and contributions made on behalf of such participant are nonforfeitable when made.

                  (3) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code ss.ss.415(b) and (d) or 140 percent of their Highest Average Compensation including any adjustments under Code ss.415(b).


                           Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 for all Limitation Years beginning before January 1, 1987.


                           Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

                  (4) Defined Contribution Dollar Limitation means $30,000, or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code ss.415(b)(1) as in effect for the Limitation Year.

                  (5) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible Voluntary Employee Contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and the annual additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the Defined Contribution Dollar Limitation or 35 percent of the Participant's Compensation for such year. For Limitation Years beginning prior to January 1, 1987, the "annual addition" shall not be recomputed to treat all Employee contributions as an Annual Addition.

                           If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over
                           1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code ss.415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                           Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

                  (6) Employer means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Code ss.414(b) as modified by Code ss.415(h)), all commonly controlled trades or businesses (as defined in Code ss.414(c) as modified by Code ss.415(h)) or affiliated service groups (as defined in Code ss.414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code ss.414(o).

                  (7)      Excess  Amount means the excess of the  Participant's
                           Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  (8) Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12 consecutive month period defined in the Adoption Agreement which is used to determine Compensation under the Plan.

                  (9) Limitation Year means the Compensation Year (a 12 consecutive month period) as elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                  (10) Master or Prototype Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

                  (11) Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, which shall not exceed the lesser of:

                           (i) the Defined Contribution Dollar Limitation, or

                           (ii) 25 percent of the Participant's Compensation for the Limitation Year.


                                    The Compensation  Limitation  referred to in
                                    (ii) shall not apply to any contribution for
                                    medical benefits (within the meaning of Code
                                    ss.ss.401(h)   or   419A(f)(2))   which   is
                                    otherwise treated as an annual addition under Code ss.ss.415(l)(1) or 419A(d)(2).


                                    If  a  short   Limitation  Year  is  created
                                    because  of  an   amendment   changing   the
                                    Limitation    Year   to   a   different   12
                                    consecutive   month   period,   the  Maximum
                                    Permissible   Amount  will  not  exceed  the
                                    Defined   Contribution  Dollar  Contribution
                                    multiplied by the following fraction:


                  number of months in the short Limitation Year
                  ---------------------------------------------

                  (12) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

                           (i) the Participant will continue employment until Normal Retirement Age (or current age, if later), and

                           (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.


                                    For purposes of this section,  straight life
                                    annuity  means an  annuity  payable in equal
                                    installments for the life of the Participant
                                    that  terminates   upon  the   Participant's
                                    death.

4.5      Adjustment for Excessive Annual Additions

         If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Elective Deferral Contributions (within the meaning of Code ss.402(g)(3)) that may be made with respect to any Participant under the limits of section 4.4, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum provided in section 4.4 to be exceeded, the Administrator shall treat the excess in accordance with section 4.4(a)(4).

4.6      Rollover Contributions

         Without regard to the limitations imposed under section 4.4, if elected by the Employer in the Adoption Agreement, the Plan may receive Rollover Contributions on behalf of an Employee, if the Employee is
         entitled  under  Code   ss.ss.402(c),   403(a)(4),   or   408(d)(3)(A).
         Contributions may be rolled over directly or indirectly, in the form of cash, and may be all or a portion of the funds eligible for rollover. Receipt of Rollover Contributions shall be subject to the approval of the Plan Administrator. Before approving the receipt of a Rollover Contribution, the Plan Administrator may request any documents or other information from an Employee or opinions of counsel which the Plan Administrator deems necessary to establish that such amount is a Rollover Contribution.

         If elected by the Employer in the Adoption Agreement, Rollover Contributions may be received from an employee who is not otherwise eligible to participate in the Plan.

         Rollover Contributions may be withdrawn by an Employee pursuant to the provisions of the Adoption Agreement and Article VI of the Plan.

4.7      Transfers from Qualified Plans

         If specified in the Adoption Agreement and with the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account. Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

         Amounts attributable to Elective Deferral Contributions (as defined in Regulation ss.1.401(k)-1(g)(4)), including amounts treated as Elective Deferral Contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation ss.1.401(k)-1(d).

         Furthermore,   such  amounts   shall  be   considered   as  part  of  a
         Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

         The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

         Prior to accepting any transfers to which this section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this section.

         Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "ss.411(d)(6) protected benefit" as described in section 8.1.

         Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code ss.414(l), to this Plan from a money purchase pension plan qualified under Code ss.401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

4.8      Voluntary Employee Contributions

         (a) If this is an amendment to a Plan that had previously allowed Voluntary Employee Contributions, then, except as provided in 4.8(b) below, this Plan will not accept Voluntary Employee Contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.

         (b) For 401(k) Plans, if elected in the Adoption Agreement, each Participant may, at the discretion of the Administrator in a nondiscriminatory manner, elect to voluntarily contribute a portion of their compensation earned while a Participant under this Plan. Such contributions shall be paid to the Trustee within a reasonable period of time but in no event later than 90 days after the receipt of the contribution.

         (c) The portion of a Participant's Account attributable to their Voluntary Employee Contributions shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

         (d) A Participant may elect to withdraw their Voluntary Employee Contributions and the actual earnings thereon pursuant to the provisions in the Adoption Agreement in a manner which is consistent with and satisfies the provisions of section 6.5, including, but not limited to, all notice and consent requirements of Codess.ss.411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to Voluntary Employee Contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for their withdrawal. No Forfeitures shall occur solely as a result of an Employee's withdrawal of Employee contributions. The tax status of any distribution including Voluntary Employee Contributions shall be governed by Codess.72.

                  In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any plan maintained by the Employer, then such Participant shall be barred from making any voluntary contributions for a period of twelve (12) months after receipt of the withdrawal or distribution.

         (e) The Administrator may direct that Voluntary Employee Contributions made after a valuation date be segregated into a separate account until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator. In any event, a separate account will be maintained for the nondeductible Voluntary Employee Contribution of such Participant.

4.9      Directed Investment Account

         (a) If elected in the Adoption Agreement, each Participant (including Former Participants, Beneficiaries, and Alternate Payees with account balances as indicated in the Adoption Agreement) shall direct the Trustee as to the investment of the Participant's individual account balances from among the investment vehicles designated by the Employer pursuant to section 2.3(b). Any such direction shall be delivered to the Administrator by the Participant at such time and in such manner as the Administrator shall direct, and the Administrator shall take all actions necessary to carry out such directions. That portion of the account of any Participant so directing will be considered a Directed Investment Account.

         (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and their Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund Earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value attributable to such account.

         (c) The Administrator shall establish a procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this section, how often changes between investments may be made, and any other limitations that the Administrator shall impose on a Participant's right to direct investments, including those required for compliance with ERISA ss.404(c) and regulations promulgated thereunder.

4.10     Qualified Voluntary Employee Contributions

         (a) If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a "Qualified Voluntary Employee Contribution" within the meaning of Code ss.219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have their contribution held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times. Such contributions, however, shall not be permitted if they are attributable to taxable years beginning after December 31, 1986.

         (b) A Participant may, upon written request delivered to the Administrator, make withdrawals from their Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of section 6.5, including, but not limited to, all notice and consent requirements of Code ss.ss.411(a)(11) and 417 and the Regulations thereunder.

         (c) At Normal Retirement Date, or such other date when the Participant or their Beneficiary shall be entitled to receive benefits, the fair market value of the Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or their Beneficiary.

4.11     Actual Contribution Percentage Tests

         In the event this Plan previously provided for voluntary or mandatory Employee contributions, then, with respect to Plan Years beginning after December 31, 1986, such contributions must satisfy the provisions of Code ss.401(m) and the Regulations thereunder.

4.12     Integration in More Than One Plan

         If the Employer and/or an Affiliated Employer maintain qualified retirement plans integrated with Social Security such that any Participant in this Plan is covered under more than one of such plans, then such plans will be considered to be one plan and will be considered to be integrated if the extent of the integration of all such plans does not exceed 100%. For purposes of the preceding sentence, the extent of integration of a plan is the ratio, expressed as a percentage, which the actual benefits, benefit rate, offset rate, or employer contribution rate, whatever is applicable under the Plan bears to the limitation applicable to such Plan. If the Employer maintains two or more standardized paired plans, only one plan may be integrated with Social Security.

4.13     Veterans' Reemployment Rights

         Notwithstanding   any   provision   of  this  Plan  to  the   contrary,
         contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code ss.414(u).

                                   ARTICLE V

                                   VALUATIONS

5.1      Valuation of the Trust Fund


         The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2      Method of Valuation

         In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date." If such securities were not traded on the "valuation date," or if the exchange on which they are traded was not open for business on the "valuation date," then the securities shall be valued at the prices at which they were last traded prior to the "valuation date." Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date," which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                   ARTICLE VI

                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      Determination of Benefits Upon Retirement

         Every Participant may terminate their employment with the Employer and retire for the purposes hereof on or after their Normal Retirement Date or Early Retirement Date. Upon such Normal Retirement Date or Early Retirement Date, all amounts credited to such Participant's Account shall become distributable. However, a Participant may postpone the termination of their employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to section 4.3, shall continue until their Late Retirement Date. Upon a Participant's
         Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution of all amounts credited to such Participant's Account in accordance with section 6.5.

6.2      Determination of Benefits Upon Death

         (a) Upon the death of a Participant before their Retirement Date or other termination of their employment, all amounts credited to such Participant's Account shall become fully Vested. The Administrator shall direct, in accordance with the provisions of sections 6.6 and 6.7, the distribution of the deceased Participant's accounts to the Participant's Beneficiary.

         (b) Upon the death of a Former Participant, the Administrator shall direct, in accordance with the provisions of sections
                  6.6 and 6.7, the distribution of any remaining amounts credited to the accounts of such deceased Former Participant to such Former Participant's Beneficiary.

         (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

         (d) Unless otherwise elected in the manner prescribed in section 6.6, the Beneficiary of the Pre-Retirement Survivor Annuity shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than their spouse for the Pre-Retirement Survivor Annuity if:

                  (1) the Participant and their spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in section 6.6, and the spouse has waived their right to be the Participant's Beneficiary, or

                  (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code ss.414(p) which provides otherwise), or

                  (3)      the Participant has no spouse, or

                  (4)      the spouse cannot be located.

                           In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke their
                           designation   of  a   Beneficiary   or  change  their
                           Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to their estate.

         (e) If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which they are entitled under the Plan is effected, their death benefit from such insurance coverage shall be limited to the standard rated premium which was or should have been used for such purpose.

         (f) In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.

6.3      Determination of Benefits in Event of Disability

         In the event of a Participant's Total and Permanent Disability prior to their Retirement Date or other termination of their employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of sections 6.5 and 6.7, shall direct the distribution to such Participant of all amounts credited to such Participant's Account as though they had retired.

6.4      Determination of Benefits Upon Termination

         (a) On or before the Anniversary Date, or other valuation date, coinciding with or subsequent to the termination of a Participant's employment for any reason other than retirement, death, or Total and Permanent Disability, the Administrator may direct that the amount of the Vested portion of such Terminated Participant's Account be segregated and invested separately. In the event the Vested portion of a Participant's Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and shall share in gains and losses until such time as a distribution is made to the Terminated Participant. The amount of the portion of the Participant's Account which is not Vested may be credited to a separate account (which will always share in gains and losses of the Trust Fund) and at such time as the amount becomes a Forfeiture shall be treated in accordance with the provisions of the Plan regarding Forfeitures.

                  Regardless of whether distributions in-kind are permitted, in the event that the amount of the Vested portion of the Terminated Participant's Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on their life in such form or with such endorsements, so that the settlement options and forms of payment are consistent with the provisions of section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts from the Insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Account and then assign the Contracts to the Terminated Participant.

                  Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct that the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated

                  Participant provided the conditions, if any, set forth in the Adoption Agreement have been satisfied. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of section 6.5, including but not limited to all notice and consent requirements of Code ss.ss.411(a)(11) and 417 and the Regulations thereunder.

                  Notwithstanding the above, if the value of a Terminated Participant's Vested benefit does not exceed, and at the time of any prior distribution, has never exceeded $3,500, the Administrator shall direct that the entire Vested benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the Participant's spouse.

         (b) The Vested portion of any Participant's Account shall be a percentage of such Participant's Account determined on the basis of the Participant's number of Years of Service according to the vesting schedule specified in the Adoption Agreement.

         (c) For any Top Heavy Plan Year, one of the minimum top heavy vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits within the meaning of Codess.411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Codess.416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and the Vested percentage of such Employee's Participant's Account shall be determined without regard to this section 6.4(c).

                  If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan for each Employee who had an Hour of Service during a Plan Year when the Plan was Top Heavy.

         (d) Notwithstanding the vesting provisions above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

         (e) If this is an amended or restated Plan, then notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The computation of a Participant's nonforfeitable percentage of their interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan's status as a Top Heavy Plan.

         (f) If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have their nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service) where such language appears. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                  (1)      the adoption date of the amendment,

                  (2)      the effective date of the amendment, or

                  (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

         (g)      (1)      If any Former  Participant shall be reemployed by the
                           Employer before a One-Year Break in Service occurs, they shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                  (2) If an employee receives a distribution pursuant to this section and the employee resumes employment covered under this plan, the employee's employer-derived account balance will be restored to the amount on the date of distribution if the employee repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of five (5) years after the first date on which the participant is subsequently re-employed by the employer, or the date the participant incurs five (5) consecutive One-Year Breaks in Service following the date of the distribution. If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive One-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

                  (3) If any Former Participant is reemployed after a One-Year Break in Service has occurred, Years of Service shall include Years of Service prior to their One-Year Break in Service subject to the following rules:

                           (i) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits if their consecutive One-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of their pre-break Years of Service;

                           (ii) After five (5) consecutive One-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service. Separate accounts shall be maintained for the Participant's pre-break and post-break Employer-derived account balances. Both accounts shall share in the earnings and losses of the fund;

                           (iii) A Former Participant who is reemployed and who has not had their Years of Service
                                    before   a   One-Year   Break   in   Service
                                    disregarded pursuant to (i) above, shall participate in the Plan as of their date of reemployment;

                           (iv) If a Former Participant completes a Year of Service (a One-Year Break in Service previously occurred, but employment had not terminated), they shall participate in the Plan retroactively from the first day of the Plan Year during which they complete one (1) Year of Service.

                           (h) In determining Years of Service for purposes of vesting under the Plan, Years of Service shall be excluded as specified in the Adoption Agreement.

6.5      Distribution of Benefits

         (a)      (1)      Unless   otherwise   elected  as  provided  below,  a
                           Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of their benefits in the form of a Joint and Survivor
                           Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This
                           Joint and Survivor Annuity shall be considered the designated qualified Joint and Survivor Annuity and automatic form of payment for the purposes of this

                           Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during their lifetime which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried Participant shall receive the value of their benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                  (2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the
                           Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by their spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                  (3) The election period to waive the Joint and Survivor Annuity shall be the 90 day period ending on the "annuity starting date."

                  (4) For purposes of this section and section 6.6, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

                  (5) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

                           (i) the terms and conditions of the Joint and Survivor Annuity, and

                           (ii) the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity, and

                           (iii) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and

                           (iv) the right of the Participant to revoke such election, and the effect of such revocation.

         (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive their benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution to a Participant or their Beneficiary any amount to which they are entitled under the Plan in one or more of the following methods which are permitted pursuant to the Adoption Agreement:

                  (1)      A single-sum payment in cash or in property;

                  (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may direct that the Participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the payment of the installments. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and their designated Beneficiary);

                  (3) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and their designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and their designated Beneficiary).

         (c) The present value of a Participant's Joint and Survivor Annuity may not be paid without their written consent if the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's Vested benefit does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's or spouse's consent. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with section 6.5(a)(2) and section 6.5(d).

         (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded at the time of any prior distribution, $3,500 shall require such Participant's consent if such distribution commences prior to the later of their Normal Retirement Age or age 62. With regard to this required consent:

                  (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code ss.417.

                  (2) The Participant must be informed of their right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit.
                           However,   any  election  to  defer  the  receipt  of
                           benefits shall not apply with respect to distributions which are required under section 6.5(e).

                  (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date."

                  (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date."

                  (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

         (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code ss.401(a)(9) and the Regulations thereunder (including Regulation ss.1.401(a)(9)-2):

                  (1) A Participant's benefits shall be distributed to them not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which they attain age 70 1/2or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or, if benefits are paid in the form of a Joint and Survivor Annuity, the life expectancy of the Participant (or the life expectancies of the Participant and their designated Beneficiary) in accordance with Regulations. For Plan Years beginning after December 31, 1988, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2or any subsequent Plan Year.

                  (2) Distributions to a Participant and their Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code ss.401(a)(9)(G) and the Regulations thereunder.

                           Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and their Beneficiaries.

         (f) For purposes of this section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations if permitted pursuant to the Adoption Agreement. If the Participant or the Participant's spouse may elect whether recalculations will be made, then the election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation ss.1.72-9.

         (g) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

         (h) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have their retirement benefit paid in an alternative method acceptable under Code ss.401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

         (i) If a distribution is made at a time when a Participant who has not terminated employment is not fully Vested in their Participant's Account and the Participant may increase the Vested percentage in such account:

                  (1) A separate account shall be established for the Participant's interest in the Plan as of the time of the distribution, and

                  (2) At any relevant time the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:


                           X = P(AB plus (RxD)) - (R x D)


                           For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.6      Distribution of Benefits Upon Death

         (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to their surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of their Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in section 6.6(h).

         (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

         (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

         (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to section 6.5(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                  (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                  (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

                  (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

                  (4) A reasonable period ending after Codess.401(a)(11) applies to the Participant; or

                  (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation during the period beginning one year before the separation from service and ending one year after separation.

         (e) The Pre-Retirement Survivor Annuity provided for in this section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984 shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with ss.303(e)(2) of the Retirement Equity Act of 1984.

         (f) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. If the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with section 6.5(a)(2).

         (g) In the event there is an election to waive the Pre-Retirement Survivor Annuity, and for death benefits in excess of the Pre-Retirement Survivor Annuity, such death benefits shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by their Beneficiary) subject to the rules specified in section 6.6(h) and the selections made in the Adoption Agreement:

                  (1)      A single-sum payment in cash or in property;

                  (2) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or their Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly;

                  (3)      A straight life annuity.

         (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code ss.401(a)(9) and the Regulations thereunder.

                  (1) If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before their entire interest has been distributed to them, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to section 6.5 as of their date of death.

                  (2) If a Participant dies before they have begun to receive any distributions of their interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then their death benefit shall be distributed to their Beneficiaries in accordance with the following rules subject to the selections made in the Adoption Agreement and subsections 6.6(h)(3) and 6.6(i) below:

                           (i) The entire death benefit shall be distributed to the Participant's
                                    Beneficiaries   by  December   31st  of  the
                                    calendar year in which the fifth anniversary of the Participant's death occurs;

                           (ii)     The five-year  distribution  requirement  of
                                    (i) above  shall not apply to any portion of
                                    the deceased Participant's interest which is
                                    payable   to  or  for  the   benefit   of  a
                                    designated Beneficiary.  In such event, such
                                    portion shall be  distributed  over the life
                                    of such  designated  Beneficiary  (or over a
                                    period   not   extending   beyond  the  life
                                    expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died;

                           (iii) However, in the event the Participant's spouse (determined as of the date of the Participant's death) is their designated Beneficiary, the provisions of (ii) above shall apply except that the requirement that distributions commence within one year of the Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died;

                                    or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the five-year distribution requirement of this section shall apply as if the spouse was the Participant.

                  (3) Notwithstanding subparagraph (2) above, or any selections made in the Adoption Agreement, if a Participant's death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

                           (i) For purposes of section 6.6(h)(2), the election by a designated Beneficiary to be excepted from the five-year distribution requirement (if permitted in the Adoption
                                    Agreement)   must  be  made  no  later  than
                                    December 31st of the calendar year following
                                    the  calendar  year  of  the   Participant's
                                    death.  Except,  however,  with respect to a
                                    designated    Beneficiary    who    is   the
                                    Participant's surviving spouse, the election
                                    must be made by the earlier of: (1) December
                                    31st  of  the  calendar   year   immediately
                                    following  the  calendar  year in which  the
                                    Participant  died or, if later, the calendar
                                    year in which  the  Participant  would  have
                                    attained age 70 1/2; or (2) December 31st of
                                    the calendar  year which  contains the fifth
                                    anniversary of the date of the Participant's
                                    death.   An   election   by   a   designated
                                    Beneficiary  must be in writing and shall be
                                    irrevocable  as  of  the  last  day  of  the
                                    election   period  stated  herein.   In  the
                                    absence of an election by the Participant or
                                    a  designated  Beneficiary,   the  five-year
                                    distribution requirement shall apply.

         (j) For purposes of this section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as provided in the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant's spouse may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation ss.1.72-9.

         (k) In the event that less than 100% of a Participant's interest in the Plan is distributed to such Participant's spouse, the portion of the distribution attributable to the Participant's Voluntary Employee Contributions shall be in the same proportion that the Participant's Voluntary Employee Contributions bear to the Participant's total interest in the Plan.

         (l) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have their death benefits paid in an alternative method acceptable under Code ss.401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7      Time of Segregation or Distribution

         Except as limited by sections 6.5 and 6.6, whenever a distribution is to be made, or a series of payments are to commence, on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;
         (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates their service with the Employer.

         Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution pursuant to section 6.5(d), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this section.

6.8      Distribution for Minor Beneficiary

         In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains their residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian, or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9      Location of Participant or Beneficiary Unknown

         In the event that all, or any portion, of the distribution payable to a Participant or their Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or their Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or their Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to their benefit being reallocated, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary.

6.10     Pre-retirement Distribution

         For Profit Sharing Plans and 401(k) Profit Sharing Plans, if elected in the Adoption Agreement, at such time as a Participant shall have satisfied the conditions specified in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution of up to the entire Vested amount then credited to the accounts maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this section shall be made in a manner consistent with section 6.5, including, but not limited to, all notice and consent requirements of Code ss.ss.411(a)(11) and 417 and the Regulations thereunder.

6.11     Advance Distribution for Hardship

         (a)      For  Profit  Sharing   Plans,   if  elected  in  the  Adoption
                  Agreement, the Administrator, at the election of the Participant, shall direct the distribution to any Participant in any one Plan Year up to the lesser of 100% of their Participant's Account valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Withdrawal under this section shall be authorized only if the distribution is on account of:

                  (1) Medical expenses described in Code ss.213(d) incurred by the Participant, their spouse, or any of their dependents (as defined in Code ss.152) or expenses necessary for these persons to obtain medical care;

                  (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Funeral expenses for a member of the Participant's family;

                  (4) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, their spouse, children, or dependents; or

                  (5) The need to prevent the eviction of the Participant from their principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) Any distribution made pursuant to this section shall be made in a manner which is consistent with and satisfies the provisions of section 6.5, including, but not limited to, all notice and consent requirements of Code ss.ss.411(a)(11) and 417 and the Regulations thereunder.

6.12     Alternate Payee Benefits and Distributions

         All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code ss.414(p).

6.13     Special Rule for Profit Sharing Plans

         If the following conditions are satisfied, then this section shall apply to a Participant in a Profit Sharing Plan or 401(k) Profit Sharing Plan and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code ss.72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan).

         (a) The Participant does not or cannot elect benefits in the form of a life annuity;

         (b) Upon the death of the Participant, the Participant's entire Vested account balance will be paid to their surviving spouse, or, if there is no surviving spouse or the surviving spouse has already consented to waive their benefit in accordance with section 6.6, to their designated Beneficiary;

         Then except to the extent otherwise provided in this Plan, the other provisions of sections 6.2, 6.5 and 6.6 regarding spousal consent and the forms of distributions shall be inoperative with respect to this Plan.

         If a distribution is one to which ss.ss.401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under ss.1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         This section shall not apply to any Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan or money purchase plan, or a target benefit plan, stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

                                  ARTICLE VII

                                     TRUSTEE

7.1      Basic Responsibilities of the Trustee

         The Trustee shall have the following categories of responsibilities:

         (a) To invest the assets of the Trust Fund in the investment vehicles or other property designated by the Employer pursuant to section 2.3(b) subject, however, to the direction of any Investment Manager appointed pursuant to section 2.3(b) and/or the directions of Participants as communicated to the Trustee by the Administrator pursuant to section 4.9;

         (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

         (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per section 7.7; and

         (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

7.2      Investment Powers and Duties of the Trustee

         (a) The Trustee shall invest and reinvest the Trust Fund without distinction between principal and income in one or more investment vehicles designated by the Employer pursuant to section 2.3(b) or in other property, real or personal, wherever situated, as the Trustee may be directed by the Employer (acting pursuant to section 2.3(b)) or an Investment Manager. The Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments.

         (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

         (c) Notwithstanding section 2.3(b), the Employer, in writing to the Trustee, may delegate investment responsibility to the Administrator. If the Administrator has been delegated such authority, (i) the Administrator may exercise the powers reserved to the Employer by section 2.3(b) hereof, and (ii) the Trustee shall not be liable or responsible for losses or unfavorable results arising from the Trustee's compliance with directions received from the Administrator.

         (d) The Trustee may from time to time transfer to a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder pursuant to Revenue Ruling 81-100, which has been designated as an investment vehicle for the Plan pursuant to section 2.3(b), all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may be directed pursuant to section 2.3(b) or 4.9.

         (e) The Trustee, at the direction of the Employer and pursuant to instructions from the Administrator shall own, and pay all premiums on Contracts on the lives of the Participants which may be transferred to the Trust Fund from a prior trustee of the Plan or a plan that has been merged with the Plan. The aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate contributions and Forfeitures allocated to a Participant's Account. For purposes of this limitation, ordinary life insurance Contracts are Contracts with both non-decreasing death benefits and non-increasing premiums. If term insurance or universal life insurance is purchased with such contributions, the aggregate premium must be 25% or less of the aggregate contributions and Forfeitures allocated to a Participant's Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate Employer contributions and Forfeitures allocated to a Participant's Account. The Trustee must distribute the Contracts to the Participant or convert the entire value of the Contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement. Notwithstanding the above, the limitations imposed herein with respect to the purchase of life insurance shall not apply, in the case of a Profit Sharing Plan, to the portion of a Participant's Account that has accumulated for at least two (2) Plan Years.


                  Notwithstanding anything hereinabove to the contrary, amounts credited to a Participant's Qualified Voluntary Employee Contribution Account pursuant to section 4.10, shall not be applied to the purchase of life insurance contracts.

         (f) The Trustee will be the owner of any life insurance Contract purchased under the terms of this Plan. The Contract must provide that the proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Contract to the Participant's designated Beneficiary in accordance with the distribution provisions of
                  Article VI. A Participant's spouse will be the designated Beneficiary pursuant to section 6.2, unless a qualified election has been made in accordance with sections 6.5 and 6.6 of the Plan, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. However, the Trustee shall not pay the proceeds in a method that would violate the requirements of the Retirement Equity Act, as stated in
                  Article VI of the Plan, or Codess.401(a)(9) and the Regulations thereunder.

7.3      Other Powers of the Trustee

         The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities, to be exercised at the direction of the Employer, the Administrator, an Investment Manager or Plan Participants, as the case may be, pursuant to section 2.3 or section 4.9.

         (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

         (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

         (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, be it the Administrator or an outside Investment Manager, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

         (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

         (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

         (g) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

         (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

         (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

         (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

         (k) To apply for and procure from the Insurer as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity, or other Contracts as and when entitled to do so under the provisions thereof;

         (l)      To  invest  funds of the  Trust in time  deposits  or  savings
                  accounts   bearing  a  reasonable  rate  of  interest  in  the
                  Trustee's bank;

         (m) To invest in Treasury Bills and other forms of United States government obligations;

         (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

         (o)      To deposit  monies in federally  insured  savings  accounts or
                  certificates   of  deposit  in  banks  or  savings   and  loan
                  associations;

         (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

         (q) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan;

         (r) Directed Investment Account. If elected in the Adoption Agreement, each Participant may direct the Administrator to give directions to the Trustee concerning the investment of the Participant's Directed Investment Account, which directions shall be delivered to the Trustee by the Administrator. The Trustee shall not be under any duty to question any such direction of the Participant or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Administrator. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Administrator may require. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law, and in such event, the Trustee shall not be responsible or liable for any loss or expense which may result. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Investment Account. Notwithstanding anything hereinabove to the contrary, the Trustee shall not invest any portion of a Directed Investment Account in "collectibles" within the meaning of that term as employed in Codess.408(m).

7.4      Loans to Participants

         (a) If specified in the Adoption Agreement, the Administrator may, in the Administrator's sole discretion, make loans to
                  Participants or Beneficiaries under the following circumstances: (1)loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; (5) shall provide for periodic repayment over a reasonable period of time; and (6) loans shall be treated as Directed Investments.

         (b) Loans shall not be made to any Shareholder-Employee or Owner-Employee unless an exemption for such loan is obtained pursuant to Act ss.408 and further provided that such loan would not be subject to tax pursuant to Code ss.4975.

         (c) Loans shall not be granted to any Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Date.

         (d) Loans made pursuant to this section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                  (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (2)      one-half   (1/2)   of  the   present   value  of  the
                           non-forfeitable accrued benefit of the Employee under the Plan.

                  For purposes of this limit, all plans of the Employer shall be considered one plan.

         (e)      No Participant  loan shall take into account the present value
                  of   such   Participant's    Qualified    Voluntary   Employee
                  Contribution Account.

         (f) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years.

         (g) An assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this section.

         (h) Any loan made pursuant to this section where the Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with section 6.5 provided the spousal consent requirements of such section apply to the Participant. Such written consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $3,500.

         (i) With regard to any loans granted, a Participant loan program shall be established which must include, but need not be limited to, the following:

                  (1) the identity of the person or positions authorized to administer the Participant loan program;

                  (2)      a procedure for applying for loans;

                  (3)      the basis on which loans will be approved or denied;

                  (4) limitations, if any, on the types and amounts of loans offered, including what constitutes a hardship or financial need if selected in the Adoption Agreement;

                  (5) the procedure under the program for determining a reasonable rate of interest;

                  (6)      the  types  of   collateral   which   may   secure  a
                           Participant loan; and

                  (7) the events constituting default and the steps that will be taken to preserve plan assets.

                           Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of this plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this section of the Plan.

         (j) Loan repayments will be suspended under this Plan as permitted under Codess.414(u)(4).

7.5      Duties of the Trustee Regarding Payments

         At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.6      Trustee's Compensation and Expenses and Taxes

         The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.7      Annual Report of the Trustee

         Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

         (a)      the net income, or loss, of the Trust Fund;

         (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

         (c)      the increase, or decrease, in the value of the Trust Fund;

         (d)      all payments and distributions made from the Trust Fund; and

         (e) such further information as the Trustee and Administrator may agree. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8      Audit

         (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of their audit setting forth their opinion as to whether any statements, schedules or lists, that are required by Act ss.103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

         (b) All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

         (c) If some or all of the information necessary to enable the Administrator to comply with Act ss.103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act ss.103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

7.9      Resignation, Removal and Succession of Trustee

         (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of their resignation.

         (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at their last known address, at least thirty (30) days before its effective date, a written notice of their removal.

         (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of their predecessor with like respect as if they were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

         (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of their predecessor with the like effect as if they were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of their predecessor.

         (e) Whenever any Trustee hereunder ceases to serve as such, they shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which they served as Trustee. This statement shall be either

                  (i) included as part of the annual statement of account for the Plan Year required under section 7.7 or

                  (ii)     set forth in a special  statement.  Any such  special
                           statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in section
                           7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by section 7.7 and this subparagraph.

7.10     Transfers and Direct Rollovers

         Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in their account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code ss.401(a), provided that the trust to which such transfers are made permits the transfer to be made.

         (a) Notwithstanding any provision of the Plan to the contrary, with respect to distributions made after December 31, 1992, a Participant shall be permitted to elect to have any "eligible rollover distribution" transferred directly to an "eligible retirement plan" specified by the Participant. The Plan provisions otherwise applicable to distributions continue to apply to the direct transfer option. The Participant shall, in the time and manner prescribed by the Administrator, specify the amount to be directly transferred and the "eligible retirement plan" to receive the transfer. Any portion of a distribution which is not directly transferred shall be distributed to the Participant.

         (b) For purposes of this section, the term "eligible rollover distribution" means any distribution other than a distribution of substantially equal periodic payments over the life or life expectancy of the Participant (or joint life or joint life expectancies of the Participant and the designated beneficiary) or a distribution over a period certain of ten years or more. Amounts required to be distributed under Code ss.401(a)(9) are not eligible rollover distributions. The direct transfer option described in subsection (a) applies only to eligible rollover distributions which would otherwise be includible in gross income if not transferred.

         (c) For purposes of this section, the term "eligible retirement plan" means an individual retirement account as described in Code ss.408(a), an individual retirement annuity as described in Code ss.408(b), an annuity plan as described in Code ss.403(a), or a defined contribution plan as described in Code ss.401(a) which is exempt from tax under Code ss.501(a) and which accepts rollover distributions.

         (d) The election described in subsection (a) also applies to the surviving spouse after the Participant's death; however, distributions to the surviving spouse may only be transferred to an individual retirement account or individual retirement annuity. For purposes of subsection (a), a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code ss.414(p) will be treated as the Participant.

7.11     Trustee Indemnification

         The Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

7.12     Employer Securities and Real Property

         The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act. However, no more than 100%, in the case of a Profit Sharing Plan or 401(k) Plan or 10%, in the case of a Money Purchase Plan of the fair market value of all the assets in the Trust Fund may be invested in "qualifying Employer securities" and "qualifying Employer real property."

                                  ARTICLE VIII

                       AMENDMENT, TERMINATION, AND MERGERS
8.1      Amendment

         (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this section. However, any amendment which affects the rights, duties, or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

         (b) The Employer may (1)change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code ss.ss.415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code ss.412(d), will no longer participate in this Prototype Plan and will be considered to have an individually designed plan.

         (c) The Employer expressly delegates authority to the sponsoring organization of this Plan, the right to amend this Plan by submitting a copy of the amendment to each Employer who has adopted this Plan after first having received a ruling or favorable determination from the Internal Revenue Service that the Plan as amended qualifies under Code ss.401(a) and the Act. For purposes of this section, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

         (d) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

         (e) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Codess.412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employerderived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

8.2      Termination

         (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

         (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets to Participants in a manner which is consistent with and satisfies the provisions of section 6.5. Distributions to a Participant shall be made in cash (or in property if permitted in the Adoption
                  Agreement) or through the purchase of irrevocable nontransferable deferred commitments from the Insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "ss.411(d)(6) protected benefits" as described in section 8.1.

8.3      Merger or Consolidation

         This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation and such merger or consolidation does not otherwise result in the elimination or reduction of any "ss.411(d)(6) protected benefits" as described in section 8.1(e).

                                   ARTICLE IX

                                  MISCELLANEOUS
9.1      Employer Adoptions

         Any organization may become the Employer hereunder by executing the Adoption Agreement in form satisfactory to the Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement.

         Except as otherwise provided in this Plan, the affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.

9.2      Participant's Rights

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon them as a Participant of this Plan.

9.3      Alienation

         (a) Subject to the exceptions provided below, no benefit which shall be payable to any person (including a Participant or their Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.

         (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from their Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against their Vested Participant's Account, they shall be entitled to a review of the validity of the claim in accordance with procedures provided in sections 2.12 and 2.13.

         (c) This provision shall not apply to a "qualified domestic relations order" defined in Code ss.414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

9.4      Construction of Plan

         This Plan and Trust shall be construed and enforced according to the Act and the laws of the State or Missouri to the extent not pre-empted by the Act.

9.5      Gender and Number

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.6      Legal Action

         In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.7      Prohibition Against Diversion of Funds

         Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, or their Beneficiaries. In the event the Employer shall make a contribution under a mistake of fact pursuant to ss.403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.8      Bonding

         Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles;
         provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act ss.412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.9      Employer's and Trustee's Protective Clause

         Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.10     Insurer's Protective Clause

         The Insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Insurer.

9.11     Receipt and Release for Payments

         Any payment to any Participant, their legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.12     Action by the Employer

         Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.13     Named Fiduciaries and Allocation of Responsibility

         The  "named  Fiduciaries"  of this Plan are (1) the  Employer,  (2) the
         Administrator, (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to designate investment vehicles to be held in the Trust Fund; to direct or appoint an Investment Manager to direct the Trustee with respect to investments of the Trust Fund; and to amend the elective provisions of the Adoption Agreement or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the responsibility to hold and invest the assets of the Trust Fund as directed by the Employer, an Investment Manager, the Administrator or Participants pursuant to the terms of the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.14     Headings

         The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.15     Approval by Internal Revenue Service

         (a) Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or their delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code ss.ss.401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended and restated.

         (b) Except as specifically stated in the Plan, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

         (c) If the Employer's Plan fails to attain or retain qualification, such Plan will no longer participate in this prototype plan and will be considered an individually designed plan.

9.16     Uniformity

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

9.17     Payment of Benefits

         Benefits  under  this Plan shall be paid,  subject to section  6.10 and section 6.11 only upon death, Total and Permanent Disability, normal or early retirement, termination of employment, or upon Plan Termination.

                                   ARTICLE X

                             PARTICIPATING EMPLOYERS

10.1     Election to Become a Participating Employer

         Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2     Requirements of Participating Employers

         (a) Each Participating Employer shall be required to select the same Adoption Agreement provisions as those selected by the Employer other than the Plan Year, the Fiscal Year, and such other items that must, by necessity, vary among employers.

         (b) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

         (c) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

         (d) The transfer of any Participant from or to an Employer participating in this Plan, whether they be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as their accumulated service time with the transferor or predecessor, and their length of participation in the Plan, shall continue to their credit.

         (e) Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3     Designation of Agent

         Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each
         Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4     Employee Transfers

         It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with them their accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5     Participating Employer's Contribution and Forfeitures

         Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6     Amendment

         Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7     Discontinuance of Participation

         Except in the case of a Standardized Plan, any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "ss.411(d)(6) protected benefits" in accordance with section 8.1(e). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8     Administrator's Authority

         The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

10.9     Participating Employer Contribution for Affiliate

         If any Participating Employer is prevented in whole or in part from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated.39 earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code ss.404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by other Participating Employers who are members of the same affiliated group within the meaning of Code ss.1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph. A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not be required to reimburse the contributing Participating Employers.

                                   ARTICLE XI

                           CASH OR DEFERRED PROVISIONS

Notwithstanding any provisions in the Plan to the contrary, the provisions of this Article shall apply with respect to any 401(k) Profit Sharing Plan.

Notwithstanding anything in this Article to the contrary, effective as of the Plan Year in which this amendment becomes effective, the Actual Deferral
Percentage Test and the Actual Contribution Percentage Test shall be applied (and adjusted) by applying the Family Member aggregation rules of Code ss.414(q)(6).

11.1     Formula for Determining Employer's Contribution

         For each Plan Year, the Employer shall contribute to the Plan:

         (a) The amount of the total salary reduction elections of all Participants made pursuant to section 11.2(a), which amount shall be deemed an Employer's Elective Deferral Contribution, plus

         (b) If specified in the Adoption Agreement, a Matching Contribution equal to the percentage specified in the Adoption Agreement of the Deferred Compensation of each Participant eligible to share in the allocations of the Matching Contribution, plus

         (c)      If  specified  in  the  Adoption  Agreement,  a  discretionary
                  amount,   if  any,   which  shall  be  deemed  an   Employer's
                  Nonelective Contribution, plus

         (d) A Qualified Nonelective Contribution or Qualified Matching Contribution, if any, in an amount to be determined by the Employer. If the Employer so designates, such contribution( s) shall be treated as an Elective Deferral Contribution.

         (e) Notwithstanding the foregoing, however, the Employer's contributions for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Codess.404. All contributions by the Employer shall be made in cash or in such employer securities as is acceptable to the Trustee.

         (f) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Codess.404.

         (g) Employer Elective Deferral Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulationsss.2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

11.2     Participant's Salary Reduction Election

         (a) If selected in the Adoption Agreement, each Participant may elect to defer their Compensation which would have been received in the Plan Year, but for the deferral election, subject to the limitations of this section and the Adoption Agreement. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election, or if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective. Any elections made pursuant to this section shall become effective as soon as is administratively feasible. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Deferral Contribution and allocated to that Participant's Elective Account. Once made, a Participant's election to reduce Compensation shall remain in effect until modified or terminated. Modifications may be made as specified in the Adoption Agreement, and terminations may be made at any time. Any modification or termination of an election will become effective as soon as is administratively feasible.

         (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

         (c) Amounts held in the Participant's Elective Account may be distributable as permitted under the Plan, but in no event prior to the earlier of:

                  (1) a Participant's termination of employment, Total and Permanent Disability, or death;

                  (2) a Participant's attainment of age 59 1/2(only in the case of a profit sharing plan);.

                  (3) the proven financial hardship of a Participant, subject to the limitations of section 11.8;

                  (4) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan (other than an employee stock ownership plan as defined in Code ss.4975(e)(7)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code ss.4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer

                  (5) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code ss.409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets; or

                  (6) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code ss.409(d)(3)) to an entity that is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary.

         (d) A Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed the limitation imposed by Code ss.402(g), as in effect for the calendar year in which such Plan Year began. If such dollar limitation is exceeded solely from Elective Deferral Contributions made under this Plan or any other Plan maintained by the Employer, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with section 11.2(f). This dollar limitation shall be adjusted annually pursuant to the method provided in Code ss.415(d) in accordance with Regulations.

         (e) In the event a Participant has received a hardship distribution pursuant to Regulationss.1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer or from their Participant's Elective Account pursuant to section 11.8, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on their behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Codess.402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, made pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

         (f) If a Participant's Deferred Compensation under this Plan together with any Elective Deferral Contributions (as defined in Regulationss.1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Codess.401(k)), a simplified employee pension (as defined in Codess.408(k)), a salary reduction arrangement (within the meaning of Code ss.3121(a)(5)(D)), a deferred compensation plan under Codess.457, or a trust described in Codess.501(c)(18) cumulatively exceed the limitation imposed by Codess.402(g) (as adjusted annually in accordance with the method provided in Code ss.415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1st following the close of their taxable year, notify the Administrator in writing of such excess and request that their Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator shall direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                  (1) the Participant shall designate the distribution as Excess Deferred Compensation;

                  (2) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

                  (3)      the  Plan  must  designate  the   distribution  as  a
                           distribution of Excess Deferred Compensation.


                  Any distribution under this section shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Excess Deferred Compensation. shall be forfeited regardless of vesting, in lieu of being distributed.

                  For the purpose of this section, "Income" means the amount of income or loss allocable to a Participant's Excess Deferred Compensation and shall be equal to the allocable gain or loss for the taxable year of the Participant. The income or loss allocable is determined by multiplying the income or loss allocable to the Participant's Deferred Compensation for the respective period by a fraction. The numerator of the fraction is the Participant's Excess Deferred Compensation for the taxable year of the Participant. The denominator is the balance of the Participant's Elective Account that is attributable to the Participant's Deferred Compensation without regard to any income or loss occurring during the taxable year.

                  Income or loss allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made.

                  For any distribution under this section, the amount of Income may be computed using a reasonable method that is consistent with section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

         (g) Notwithstanding the above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to section 11.5(a) for the Plan Year beginning with or within the taxable year of the Participant.

         (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide benefits to the Participant or their Beneficiary.

         (i) Employer Elective Deferral Contributions made pursuant to this section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to section 11.3 have been made.

         (j) The Employer and the Administrator shall adopt a procedure necessary to implement the salary reduction elections provided for herein.

11.3     Allocation of Contribution, Forfeitures and Earnings

         (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other valuation date, all amounts allocated to each such Participant as set forth herein.

         (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                  (1) With respect to the Employer's Elective Deferral Contribution made pursuant to section 11.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

                  (2) With respect to the Employer's Matching Contribution made pursuant to section 11.1(b), to each Participant's Account in accordance with section 11.1(b)

                  Except, however, a Participant who is not credited with a Year of Service during any Plan Year shall or shall not share in the Employer's Matching Contribution for that year as provided in the Adoption Agreement. However, if this is a standardized Plan, a Participant shall share in the Employer's Matching Contribution regardless of Hours of Service.

                  (3) With respect to the Employer's Nonelective Contribution made pursuant to section 11.1(c), to each Participant's Account in accordance with the provisions of sections 4.3(b)(1) or 4.3(b)(2), whichever is applicable, 4.3(k) and 4.3(l).

                  (4) With respect to the Employer's Qualified Nonelective Contribution made pursuant to section 11.1(d), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year. However, if elected in the non-standardized Adoption Agreement, a Participant who is not credited with a Year of Service during any Plan Year shall not share in the Employer's Qualified Nonelective Contribution for that year, unless required pursuant to section 4.3(h). In addition, the provisions of sections 4.3(k) and 4.3(l) shall apply with respect to the allocation of the Employer's Qualified Nonelective contribution.

         (c) Notwithstanding anything in the Plan to the contrary, for Plan Years beginning after December 31, 1988, in deter mining whether a Non-Key Employee has received the required minimum allocation pursuant to section 4.3(f) such Non-Key Employee's Deferred Compensation and Matching Contributions used to satisfy the "Actual Deferral Percentage" test pursuant to section 11.4(a) or the "Actual Contribution Percentage" test of section 11.6(a) shall not be taken into account.

         (d) Notwithstanding anything herein to the contrary, participants who terminated employment during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

         (e) Notwithstanding anything herein to the contrary (other than sections 11.3(d) and 11.3(g)), any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Matching Contribution made pursuant to section 11.1(b), the Employer's Nonelective Contributions made pursuant to section 11.1(c), the Employer's Qualified Nonelective Contribution made pursuant to section 11.1(d), and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, if this is a standardized Plan, any such terminated Participant shall share in such allocations provided the terminated Participant completed more than 500 Hours of Service.

         (f) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall share in the allocation of the Employer's Matching Contribution made pursuant to section 11.1(b), the Employer's Nonelective Contributions made pursuant to section 11.1(c), the Employer's Qualified Nonelective Contribution made pursuant to section 11.1(d), and Forfeitures as provided in this section regardless of whether they completed a Year of Service during the Plan Year.

11.4     Actual Deferral Percentage Tests

         (a) Maximum Annual Allocation: The annual allocation derived from Employer Elective Deferral Contributions and other amounts treated as Elective Deferral Contributions to a Participant's Account shall satisfy one of the following tests:

                  (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

                  (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code ss.401(k)(3) and Regulation ss.1.401(k)-1(b) are incorporated herein by reference.

                           However, to prevent the multiple use of the alternative method described in (2) above and Code ss.401(m)(9)(A), any Highly Compensated Participant eligible to make Elective Deferral Contributions pursuant to section 11.2 and to make Employee contributions or to receive Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have their actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

         (b) For the purposes of this section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Deferral Contributions and other amounts treated as Elective Deferral Contributions allocated to each Participant's Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent of the Participant's "414(s) Compensation." Employer Elective Deferral Contributions allocated to each Non-Highly Compensated Participant's Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

         (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Participant who is subject to the Family
                  Member aggregation rules of Code ss.414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                  (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer Elective Deferral Contributions and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer Elective Deferral Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

                  (2) The Employer Elective Deferral Contributions and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

                  (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and
                           (2) above.

         (d) For the purposes of this section and Codess.ss.401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Codess.401(a)(4) or 410(b) (other than Code ss.401(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code ss.ss.401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this section and Codess.ss.401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (e) only if they have the same plan year.


                  Notwithstanding the above, an employee stock ownership plan described in Code ss.4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code ss.ss.401(a)(4), 410(b) and 401(k).

         (e) For the purposes of this section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code ss.4975(e)(7) for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

11.5     Adjustment to Actual Deferral Percentage Tests

         In the event that the initial allocations of the Employer's Elective Deferral Contributions and Qualified Nonelective Contributions do not satisfy one of the tests set forth in section 11.4, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

         (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have their portion of Excess Contributions distributed to them and/or at their election recharacterized as a voluntary Employee contribution pursuant to section 4.8 until one of the tests set forth in section 11.4 is satisfied, or until their actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in section 11.4 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Deferral Contributions and other amounts treated as Elective Deferral Contributions made on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by their "414(s) Compensation.". However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for their taxable year ending with or within such Plan Year. Any distribution and/or recharacterization of Excess Contributions shall be made in accordance with the following:

                  (1)      With   respect   to  the   distribution   of   Excess
                           Contributions    pursuant   to   (a)   above,    such
                           distribution:

                           (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

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

                           (ii) shall be made first from unmatched Deferred Compensation and, thereafter from Deferred Compensation which is matched. Matching contributions which relate to such Excess Contributions shall be forfeited regardless of vesting, in lieu of being distributed;

                           (iii) shall be made from Qualified Nonelective Contributions and Qualified Matching Contributions treated as Elective Deferral Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation.

                           (iv)     shall be adjusted for Income; and

                           (v) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

                  (2)      With  respect  to the  recharacterization  of  Excess
                           Contributions    pursuant   to   (a)   above,    such
                           recharacterized amounts:

                           (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                           (ii)     shall not  exceed  the  amount  of  Deferred
                                    Compensation   on  behalf   of  any   Highly
                                    Compensated Participant for any Plan Year;

                           (iii) shall be treated as Voluntary Employee Contributions for purposes of Code
                                    ss.401(a)(4)          and         Regulation
                                    ss.1.401(k)-1(b).  However,  for purposes of
                                    sections  2.2  and  4.3(f),  recharacterized
                                    Excess Contributions  continue to be treated
                                    as Employer  contributions that are Deferred
                                    Compensation.      Excess      Contributions
                                    recharacterized    as   Voluntary   Employee
                                    Contributions    shall    continue   to   be
                                    nonforfeitable   and  subject  to  the  same
                                    distribution  rules  provided for in section
                                    11.2(c);

                           (iv) which relate to Plan Years ending on or before October 24, 1988, may be treated as either Employer contributions or Voluntary Employee Contributions and therefore shall not be subject to the restrictions of section 11.2(c);

                           (v) are not permitted if the amount recharacterized plus Voluntary Employee Contributions actually made by such Highly Compensated Participant, exceed the maximum amount of Voluntary Employee Contributions (determined prior to application of section 11.6) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization;

                           (vi)     shall be adjusted for Income.

                  (3) Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

                  (4)      The    determination   and   correction   of   Excess
                           Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished as follows:

                           (i) If the actual deferral ratio for the Highly Compensated Participant is determined in accordance with section 11.4(c)(1)(ii), then the actual deferral ratio shall be reduced as required herein and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Elective Deferral Contributions of each Family Member that were combined to determine the group actual deferral ratio.

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

                           (ii) If the actual deferral ratio for the Highly Compensated Participant is determined under
                                    section   11.4(c)(1)(i),   then  the  actual
                                    deferral  ratio  shall  first be  reduced as
                                    required  herein,  but not below the  actual
                                    deferral   ratio  of  the  group  of  Family
                                    Members  who  are  not  Highly   Compensated
                                    Participants   without   regard   to  family
                                    aggregation.    The   Excess   Contributions
                                    resulting from this initial  reduction shall
                                    be  allocated  (in  proportion  to  Elective
                                    Deferral  Contributions)  among  the  Highly
                                    Compensated   Participants   whose  Elective
                                    Deferral   Contributions  were  combined  to
                                    determine  the  actual  deferral  ratio.  If
                                    further  reduction is still  required,  then
                                    Excess  Contributions  resulting  from  this
                                    further  reduction  shall be  determined  by
                                    taking into account the contributions of all
                                    Family Members and shall be allocated  among
                                    them  in  proportion  to  their   respective
                                    Elective Deferral Contributions.

         (b) Within twelve (12) months after the end of the Plan Year, the Employer shall make a special Qualified Nonelective Contribution or Qualified Matching Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in section 11.4(a).

         (c) For purposes of this section, "Income" means the income or loss allocable to Excess Contributions which shall equal the sum of the allocable gain or loss for the Plan Year.

         (d) Any amounts not distributed or recharacterized within 2 1/2months after the end of the Plan Year shall be subject to the 10% Employer excise tax imposed by Code ss.4979.

11.6     Actual Contribution Percentage Tests

         (a)      The   "Actual   Contribution   Percentage,"   for  the  Highly
                  Compensated Participant group shall not exceed the greater of:

                  (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

                  (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Codess.401(m)(9)(A), any Highly Compensated Participant eligible to make Elective Deferral Contributions pursuant to section 11.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive Matching Contributions under any plan maintained by the Employer or an Affiliated Employer shall have their actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Codess.401(m) and Regulationsss.ss.1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

         (b) For the purposes of this section and section 11.7, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                  (1) the sum of Employer Matching Contributions made pursuant to section 11.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in section 11.4), Voluntary Employee Contributions made pursuant to section 4.8 and Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5 on behalf of each such Participant for such Plan Year; to

                  (2)      the Participant's "414(s) Compensation" for such Plan
                           Year.

         (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to section 11.7(d), only Employer Matching Contributions (excluding Matching Contributions forfeited or distributed pursuant to section 11.2(f), 11.5(a), or 11.7(a)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Matching Contributions made pursuant to section 11.1(b) or Voluntary Employee Contributions made pursuant to section 4.8 allocated to their accounts, Elective Deferral Contributions (as defined in Regulation ss.1.402(g)-1(b)) and Qualified Nonelective Contributions (as defined in Codess.401(m)(4)(C)) contributed to any plan maintained by the Employer. Such Elective Deferral Contributions and Qualified Nonelective Contributions shall be treated as Employer Matching Contributions subject to Regulationss.1.401(m)-1(b)(2) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the Elective Deferral Contributions and the Qualified Nonelective Contributions are made.

         (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code ss.414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                  (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer Matching Contributions made pursuant to section 11.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in section 11.4), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section
                           11.5 and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants
                           without regard to family aggregation; and (ii) the ratio determined by aggregating Employer Matching Contributions made pursuant to section 11.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in section 11.4), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section
                           11.5 and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

                  (2)      The Employer Matching  Contributions made pursuant to
                           section 11.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in section 11.4), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5 and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

                  (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and
                           (2) above.

         (e) For purposes of this section and Codess.ss.401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which Matching Contributions, Employee contributions, or both, are made are treated as one plan for purposes of Codess.ss.401(a)(4) or 410(b) (other than the average benefits test under Codess.410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the

                  Employer to which Matching Contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Codess.ss.401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this section and Codess.ss.401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated under this paragraph only if they have the same plan year. Notwithstanding the above, an employee stock ownership plan described in Codess.4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Codess.ss.(beta)401(a)(4), 410(b) and 401(m).

         (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code ss.4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which Matching Contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

         (g) For purposes of sections 11.6(a) and 11.7, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to have Matching Contributions made pursuant to section 11.1(b) (whether or not a deferred election was made or suspended pursuant to section 11.2(e)) allocated to their account for the Plan Year or to make salary deferrals pursuant to section
                  11.2 (if the Employer uses salary deferrals to satisfy the provisions of this section) or Voluntary Employee Contributions pursuant to section 4.8 (whether or not Voluntary Employee Contributions are made) allocated to their account for the Plan Year.

         (h) For purposes of this section, "Matching Contribution" shall mean an Employer contribution made to the Plan, or to a contract described in Code ss.403(b), on behalf of a Participant on account of an Employee contribution made by such Participant, or on account of a participant's deferred compensation, under a plan maintained by the Employer.

11.7     Adjustment to Actual Contribution Percentage Tests

         (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated
                  Participant group pursuant to section 11.6(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, their portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer Matching Contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in section 11.6(a) is satisfied, or until their actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in section 11.6(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made in the following order:

                  (1) Voluntary Employee Contributions including Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5(a)(2);

                  (2) Employer Matching Contributions shall be distributed (if vested) or forfeited (if non-vested).

         (b) Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate
                  Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with section 4.3.

         (c) Excess Aggregate Contributions attributable to amounts other than Voluntary Employee Contributions, including forfeited Matching Contributions, shall be treated as Employer contributions for purposes of Code ss.ss.404 and 415 even if distributed from the Plan.

         (d) For the purposes of this section and section 11.6, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                  (1) the aggregate amount of Employer Matching Contributions made pursuant to section 11.1(b) (to the extent such contributions are taken into account pursuant to section 11.6(a)), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5 and any
                           Qualified Nonelective Contributions or Elective Deferral Contributions taken into account pursuant to section 11.6(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

                  (2) the maximum amount of such contributions permitted under the limitations of section 11.6(a).

         (e) or each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Employer Matching Contributions made pursuant to section 11.1(b) (to the extent taken into account pursuant to section 11.6(a)), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5 and any Qualified Nonelective Contributions or Elective Deferral Contributions taken into account pursuant to section 11.6(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by their "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer Matching Contributions made pursuant to section 11.1(b) (to the extent taken into account pursuant to section 11.6(a)), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5 and any Qualified Nonelective Contributions or Elective Deferral Contributions taken into account pursuant to section 11.6(c) on behalf of such Highly Compensated Participant for such Plan Year.

         (f) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as Voluntary Employee Contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code ss.401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as Voluntary Employee Contributions due to recharacterization pursuant to section 11.5.

         (g) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be accomplished as follows:

                  (1) If the actual contribution ratio for the Highly Compensated Participant is determined in accordance with section 11.6(d)(1), then the actual contribution ratio shall be reduced and the Excess Aggregate


                           Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Employer Matching Contributions made pursuant to section 11.1(b) (to the extent taken into account pursuant to section 11.6(a)), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions pursuant to section 11.5 and any
                           Qualified Nonelective Contributions or Elective Deferral Contributions taken into account pursuant to section 11.6(c) of each Family Member that were combined to determine the group actual contribution ratio.

                  (2) If the actual contribution ratio for the Highly Compensated Participant is determined under section 11.6(d)(2), then the actual contribution ratio shall first be reduced, as required herein, but not below the actual contribution ratio of the group of Family

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                           Members who are not Highly  Compensated  Participants
                           without regard to family aggregation. The Excess Aggregate Contributions resulting from this initial
                           reduction   shall  be  allocated   among  the  Highly
                           Compensated   Participants  whose  Employer  Matching
                           Contributions made pursuant to section 11.1(b) (to the extent taken into account pursuant to section
                           11.6(a)),   Voluntary  Employee   Contributions  made
                           pursuant  to  section   4.8,   Excess   Contributions
                           recharacterized as Voluntary  Employee  Contributions
                           pursuant   to   section   11.5   and  any   Qualified
                           Nonelective   Contributions   or  Elective   Deferral
                           Contributions  taken into account pursuant to section
                           11.6(c)  were   combined  to  determine   the  actual
                           contribution  ratio.  If further  reduction  is still
                           required,   then   Excess   Aggregate   Contributions
                           resulting  from  this  further   reduction  shall  be
                           determined by taking into account the contributions of all Family Members and shall be allocated among them in proportion to their respective Employer
                           Matching   Contributions  made  pursuant  to  section
                           11.1(b) (to the extent taken into account pursuant to
                           section 11.6(a)), Voluntary Employee Contributions made pursuant to section 4.8, Excess Contributions recharacterized as Voluntary Employee Contributions
                           pursuant   to   section   11.5   and  any   Qualified
                           Nonelective   Contributions   or  Elective   Deferral
                           Contributions taken into account pursuant to section 11.6(c).

         (h) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Nonelective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in section 11.6. Such contribution shall be allocated to the Participant's Qualified Nonelective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to section 11.4.

                  (i) For purposes of this section, "Income" means the income or loss allocable to Excess Aggregate Contributions which shall equal the allocable gain or loss for the Plan Year. The income or loss allocable to Excess Aggregate Contributions for the Plan Year is determined by multiplying the income or loss for the Plan Year by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is the total Participant's Account and Voluntary Contribution Account attributable to Employer Matching Contributions subject to section 11.6, Voluntary Employee Contributions made pursuant to section 4.8, and any Qualified Nonelective Contributions and Elective Deferral Contributions taken into account pursuant to section 11.6(c) as of the end of the Plan Year without regard to any income or loss occurring during the year.

                           The Income allocable to Excess Aggregate Contributions resulting from recharacterization of Elective Deferral Contributions shall be determined and distributed as if such recharacterized Elective Deferral Contributions had been distributed as Excess Contributions.

                           Notwithstanding the above, the amount of Income may be computed using a reasonable method that is consistent with section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

11.8     Advance Distribution for Hardship

         (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of (1) 100% of their accounts as specified in the Adoption Agreement valued as of the last Anniversary Date or other valuation date or (2) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this section shall be authorized only if the

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                  distribution  is on  account  of one of the  following  or any other items permitted by the Internal Revenue Service:.

                  (1) Medical expenses described in Code ss.213(d) incurred by the Participant, their spouse, or any of their dependents (as defined in Code ss.152) or expenses necessary for these persons to obtain medical care;

                  (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, their spouse, children, or dependents; or

                  (4) The need to prevent the eviction of the Participant from their principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) No distribution shall be made pursuant to this section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                  (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution);

                  (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                  (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's Elective
                           Deferral Contributions and Voluntary Employee Contributions will be suspended for at least twelve
                           (12) months after receipt of the hardship distribution; and

                  (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make Elective Deferral Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code ss.402(g) for such next taxable year less the amount of such Participant's Elective Deferral Contributions for the taxable year of the hardship distribution.

         (c) Notwithstanding the above, distributions from the Participant's Elective Account and Qualified Nonelective Account pursuant to this section shall be limited solely to the Participant's Deferred Compensation and any income attributable thereto credited to the Participant's Elective Account as of December 31, 1988.

         (d) Any distribution made pursuant to this section shall be made in a manner which is consistent with and satisfies the provisions of section 6.5, including, but not limited to, all notice and consent requirements of Code ss.ss.411(a)(11) and 417 and the Regulations thereunder.



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